As filed with the Securities and Exchange Commission on August 21, 2025

Registration No. 333-286754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-2403210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Level 10, Tower 11, Avenue 5, The Horizon

Bangsar South City, No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

(Address Of Principal Executive Offices And Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

200 Connell Drive, Suite 1500, Berkeley Heights, NJ 07922

(Former Name or Former Address, if Changed Since Last Report)

Datuk Dr. Doris Wong Sing Ee

Chief Executive Officer

Cyclacel Pharmaceuticals, Inc.

Level 10, Tower 11, Avenue 5, The Horizon

Bangsar South City, No. 8, Jalan Kerinchi, 59200, Kuala Lumpur, Malaysia

Tel.: (908) 517-7330

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Debbie A. Klis

Mark C. Lee

Rimon P.C.
1050 Connecticut Avenue, Suite 500
Washington, DC 20036
Tel.: 202-935-3390
debbie.klis@rimonlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On April 25, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company,” “we” or “us”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-286754) (as amended, the “Initial Registration Statement”). The Initial Registration Statement was declared effective by the SEC on April 29, 2025. The Initial Registration Statement originally covered the resale of up to 35,181,951 shares of common stock; up to 110,000,000 shares of common stock underlying the series E preferred stock; and up to 24,844,725 shares of common stock underlying the common warrants of the Company. The Company is filing this Post-Effective Amendment No. 2 to the Initial Registration Statement (this “Post-Effective Amendment No. 2”) solely to add the disclosure required by Part I of Form S-1 pursuant to Section 10(a) of the Securities Act of 1933, as amended.

No additional securities are being registered under this Post-Effective Amendment No. 2 , and no other changes have been made to the Initial Registration Statement. This Post-Effective Amendment No. 2 does not modify or update in any way disclosures made in the Initial Registration Statement other than as required to reflect the amendments discussed above. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

Up to 35,181,951 Shares of Common Stock

Up to 110,000,000 Shares of Common Stock Underlying the Series E Preferred Stock

Up to 24,844,725 Shares of Common Stock Underlying the Common Warrants

This prospectus relates to the offer and resale from time to time by the selling shareholders identified in this prospectus (the “Selling Shareholders”) of up to (i) 24,844,725 shares of common stock, par value $0.001 per share (the “Common Stock”) of Cyclacel Pharmaceuticals, Inc. (the “Company” or “Cyclacel”) upon exercise by Armistice Capital Master Fund Ltd. of its prepaid warrants on a one-for-one basis; (ii) 110,000,000 shares of Common Stock underlying shares of Series E preferred stock held by certain accredited investors of the Company pursuant to a private placement; (iii) 181,951 shares of Common Stock pursuant to a securities purchase agreement between the Company and Helena Special Opportunities 1 Ltd.; and (iv) 35,000,000 shares of Common Stock of the Company’s chief executive officer, Datuk Dr. Doris Wong Sing Ee.

The Selling Shareholders named in this prospectus, and any pledgee, donee, transferee or other successor-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For further information regarding the possible methods by which our Common Stock may be distributed, see “Plan of Distribution” beginning on page 48 in this prospectus. Selling Shareholders. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders. The Selling Shareholders will receive all the proceeds from any sales of Common Stock offered pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of our Common Stock in this offering. Selling Shareholder. We will bear all costs, expenses and fees in connection with registering the sales of shares of Common Stock by the Selling Shareholders. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “CYCC.” On July 17, 2025, the last quoted sale price for our Common Stock as reported on The Nasdaq Capital Market was $8.23 per share.

We are a “smaller reporting company” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2025.

You should read this prospectus and any applicable prospectus supplement before making an investment in the securities of Cyclacel Pharmaceuticals, Inc. See “Where You Can Find More Information” for more information. You should rely only on the information contained in this prospectus or a prospectus supplement. The Company has not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any prospectus supplement, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Unless otherwise noted in this prospectus, “Cyclacel Pharmaceuticals,” “Cyclacel,” “the Company,” “we,” “us,” “our” and similar terms refer to Cyclacel Pharmaceuticals, Inc.

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ABOUT THIS PROSPECTUS

Smaller Reporting Company - Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

Trademarks

We own or have rights to trademarks and trade names that we use in connection with the operation of our business, including our corporate name, logos, product names and website names. Solely for your convenience, some of the trademarks and trade names referred to in this prospectus are listed without the® and™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks and trade names.

Statistical and Other Industry and Market Data

This prospectus includes statistical and other industry and market data and contains estimates and information concerning our industry and our business, including estimated market size and projected growth rates of the markets for our product candidates. Unless otherwise expressly stated, we obtained this industry, business, market, medical and other information from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources.

This information involves a number of assumptions and limitations. Although we are responsible for all of the disclosures contained in this prospectus and we believe the third-party market position, market opportunity and market size data included in this prospectus are reliable, we have not independently verified the accuracy or completeness of this third-party data. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications and reports.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, adopted pursuant to the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, other factors and assumptions, including the risks described in “Risk Factors” and elsewhere in this prospectus.

Any statements in this prospectus or incorporated by reference herein about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

●	the size and growth potential of the markets for our product candidate, and our ability to serve those markets;

●	the rate and degree of market acceptance of our product candidate;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	the impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign counties;

●	our ability to compete effectively in a competitive industry;

●	the success of competing technologies that are or may become available;

●	the performance of any third-party contract sales organizations, suppliers and manufacturers;

●	our ability to attract and retain key scientific or management personnel;

●	the accuracy of our estimates regarding expenses, future revenues, reimbursement rates, capital requirements and needs for additional financing;

●	our ability to comply with the covenants and satisfy certain conditions of any debt facility;

●	our ability to obtain funding for our operations;

●	our ability to remain listed on the Nasdaq Capital Market; and

●	our ability to attract collaborators and strategic partnerships.

See also “Risk Factors” in this prospectus for certain factors that could harm our business and financial performance.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. We qualify all our forward-looking statements by these cautionary statements.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus applicable to that jurisdiction.

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Prospectus Summary

This summary highlights some information from this prospectus. It may not contain all the information important to making an investment decision. You should read the following summary together with the more detailed information regarding our Company and the securities being sold in this offering, including in the section titled “Risk Factors” and other information incorporated by reference herein.

Business Overview

We are a clinical-stage biopharmaceutical company working to develop innovative cancer medicines based on cell cycle, epigenetics and mitosis biology. We are a pioneer company in the field of cancer cell cycle biology with a vision to improve patient healthcare by translating insights in cancer biology into medicines that can overcome resistance and ultimately increase a patient’s overall survival.

The epigenetic/anti-mitotic program is evaluating plogosertib (“plogo”), a PLK1 inhibitor, in solid tumors and hematological malignancies. Our strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications.

We have retained rights to commercialize our clinical development candidate and our business objective is to enter into selective partnership arrangements with these programs. Substantially all our efforts to date have been devoted to performing research and development, conducting clinical trials, developing and acquiring intellectual property, raising capital and recruiting and training personnel.

Plogosertib Phase 1/2 Study in Advanced Solid Tumors and Lymphoma (140-101, Orally Dosed)

Plogosertib (“plogo”) is being evaluated as a single-agent in an open-label Phase 1/2 registration-directed trial using a streamlined design. The trial seeks to determine RP2D in a dose escalation stage. Once RP2D has been established, the trial will immediately enter into proof-of-concept, cohort stage, using a Simon 2-stage design. In this stage plogo will be administered to patients in up to seven mechanistically relevant cohorts including patients with bladder, breast, colorectal (including KRAS mutant), hepatocellular and biliary tract, and lung cancers (both small cell and non-small cell), as well as lymphomas. An additional basket cohort will enroll patients with biomarkers relevant to the drug’s mechanism, including MYC amplified tumors. The protocol allows for expansion of individual cohorts based on response which may allow acceleration of the clinical development and registration plan for plogo. Fifteen patients have been treated at the first five dose escalation levels with no dose limiting toxicities observed. A new, alternative salt, oral formulation of plogo with improved bioavailability is under development.

Recent Developments

We do not currently have sufficient funds to complete development and commercialization of any of our drug candidates. Current business and capital market risks could have a detrimental effect on the availability of sources of funding and our ability to access them in the future, which may delay or impede our progress of advancing our drugs currently in the clinical pipeline to approval by the FDA or EMA for commercialization. Based on the Company’s current operating plan, it is anticipated that cash and cash equivalents of $4.3 million as of June 30, 2025 will allow it to meet its liquidity requirements into the fourth quarter of 2025. There is no guarantee that we will be able to raise additional funds on acceptable terms or at all to extend operations past the fourth quarter of 2025. In the event that we are not able to raise additional funds, we may be forced to curtail operations, delay or stop ongoing development activities, cease operations altogether, or file for bankruptcy.

On December 12, 2024, we received notice from Nasdaq that we were not in compliance with the requirement for our Common Stock to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for a period of 30 consecutive business days (the “Initial Notice”). As provided in the Initial Notice, we had a 180-day period, or until June 4, 2025, to regain compliance with the Minimum Bid Price Requirement. On June 3, 2025, we received a minimum bid price compliance letter from Nasdaq confirming we had regained compliance with Listing Rule 5550(a)(2), and that the matter is now closed.

On May 6, 2025, we entered into a share exchange agreement (the “Exchange Agreement”) with FITTERS Diversified Berhad, a Malaysian publicly listed company (“Fitters Parent”) and FITTERS Sdn. Bhd., a Malaysia private limited company and wholly-owned subsidiary of Fitters Parent (“Fitters”). The parties intend to effect a voluntary share exchange transaction (the “Transaction”) whereby Fitters Parent will exchange all of its ownership interest in Fitters representing 100% of all of the issued and outstanding capital shares of Fitters, for 19.99 percent of all of the issued and outstanding shares of our Common Stock, on the closing date of the Transaction (the “Exchange Shares”). Following the closing of the Transaction, Fitters will become our wholly-owned subsidiary and Datuk Dr. Doris Wong Sing Ee, our Chief Executive Officer and Executive Director will be appointed as a director of Fitters and all of its subsidiaries. The Transaction is anticipated to close in the second half of 2025.

On July 7, 2025, the Company, entered into amendment no. 1 (the “Amendment”) to the Exchange Agreement among the Company, Fitters Parent and Fitters. The Amendment provides that in addition to the Exchange Shares, the Company will pay USD $1,000,000 or a mutually agreed upon amount at closing, to Fitters Parent as consideration under the Exchange Agreement. Additionally, the parties to the Exchange Agreement agreed to extend the Final Date (as defined under the Exchange Agreement) to September 30, 2025.

On February 25, 2025, Nasdaq notified the Company that it has regained compliance with the equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), which requires companies listed on The Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing, as required by the Nasdaq Hearing Panel’s decision dated October 22, 2024. As previously reported by the Company on Form 8-K, filed with the SEC on October 24, 2024, on October 15, 2024, the Company met with the Nasdaq Hearings Panel regarding its potential delisting from Nasdaq as a result of its non-compliance with the Equity Rule. On October 22, 2024, the Company received the Nasdaq Hearings Panel decision which granted the Company until December 24, 2024 to regain compliance with the Equity Rule. Following the Company’s regaining compliance with the Equity Rule pursuant to the February 25, 2025, the Company will be subject to a Mandatory Panel Monitor for a period of one year from February 25, 2025 pursuant to Listing Rule 5815(d)(4)(B).

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On January 31, 2025, the creditors voluntary liquidation of Cyclacel Limited, the Company’s wholly owned United Kingdom subsidiary (the “Subsidiary”), was announced in the London Gazette, one of the official public records of the government of the United Kingdom. As part of the Company’s efforts to reduce operating costs it has determined to focus on the development of the plogo clinical program only. On March 10, 2025, the Company entered into an Agreement for the Sale and Purchase of certain assets related to plogo with Cyclacel Limited and the joint liquidator. Therefore, fadraciclib, the Subsidiary’s other drug development program, is being marketed for sale by the joint liquidator through Hilco Appraisals Limited, a firm of professional valuation agents and will no longer be part of the assets of the Company as of January 2025.

With the commencement of the liquidation of the Subsidiary, the Company will no longer be considered to have control over the Subsidiary and the financial results of the Subsidiary will be deconsolidated from those of the Company. Total other income increased by $4.9 million from $30,000 for the six months ended June 30, 2024 to $4.9 million for the six months ended June 30, 2025.. The liquidation of our formerly wholly owned subsidiary and the subsequent deconsolidation thereof in January 2025 resulted in a $5.0 million gain on deconsolidation.

Other income for the six months ended June 30, 2025 relates to royalties receivable under a December 2005 Asset Purchase Agreement, or APA, whereby Xcyte Therapies, Inc., or Xcyte (a business acquired by us in March 2006) sold certain assets and intellectual property to ThermoFisher Scientific Company, or TSC (formerly Invitrogen Corporation) through the APA and other related agreements. The assets and technology were not part of our product development plan following the transaction between Xcyte and Cyclacel in March 2006. Accordingly, we presented $2,000 and $0 as other income arising from royalties from the APA during each of the six months ended June 30, 2025 and 2024, respectively.

We expect to incur continued losses for several years as we continue our research and development of our drug candidates, seek regulatory approvals and commercialize any approved drugs. If our remaining drug candidate is unsuccessful in clinical trials or we are unable to obtain regulatory approvals, or if our drugs are unsuccessful in the market, we will not be profitable. If we fail to become and remain profitable, or if we are unable to fund our continuing losses, particularly in light of the current economic conditions, you could lose all or part of your investment.

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THE OFFERING

Up to 35,181,951 Shares of Common Stock

Up to 110,000,000 Shares of Common Stock Underlying the Series E Preferred Stock

Up to 24,844,725 Shares of Common Stock Underlying the Common Warrants

Issuer	Cyclacel Pharmaceuticals, Inc.

Shares offered by the Selling Shareholders pursuant to this prospectus	170,026,676 shares of common stock.

Common Stock outstanding (as of April 23, 2025)	246,357,569 shares

Series E Preferred Stock outstanding (as of April 23, 2025)	1,000,000 shares

Use of proceeds	We will not receive any of the proceeds from the sale or other disposition of shares of Common Stock by the Selling Shareholders. See the section of this prospectus titled “Use of Proceeds.”

Risk factors	See the section titled “Risk Factors” in this prospectus and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Securities.

Nasdaq Capital Market symbol for the Common Stock	Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “CYCC”.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes included elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may impair our business, financial condition, results of operations and prospects.

In analyzing our company, you should carefully consider the following risk factors. Factors that could cause or contribute to differences in our actual results include those discussed in the following subsection, as well as those discussed below in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere throughout this Annual Report on Form 10-K. Each of the following risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Company. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

Risks Related to Our Business and Financial Condition

We have a history of operating losses, and we expect to incur losses for the foreseeable future. We may never become profitable. Our stock is a highly speculative investment.

We have incurred operating losses in each year since beginning operations in 1996 due to costs incurred in connection with our research and development activities and selling, general and administrative costs associated with our operations, wed expect to incur significant losses for the next several years and we may never achieve profitability. As of December 31, 2024 and December 31, 2023, our accumulated deficit was $439.5 million and $428.3 million, respectively. Our net loss was $11.2 million and $22.5 million for the years ended December 31, 2024 and 2023, respectively. Our drug candidates are in the early- to mid-stages of clinical testing and we must conduct significant additional clinical trials before we can seek the regulatory approvals necessary to begin commercial sales of our drugs. We expect to incur continued losses for several years as we continue our research and development of our drug candidates, seek regulatory approvals and commercialize any approved drugs. If our remaining drug candidate is unsuccessful in clinical trials or we are unable to obtain regulatory approvals, or if our drugs are unsuccessful in the market, we will not be profitable. If we fail to become and remain profitable, or if we are unable to fund our continuing losses, particularly in light of the current economic conditions, you could lose all or part of your investment.

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There is substantial doubt regarding our ability to continue as a going concern. Our ability to raise additional capital in the future may not be available to us on reasonable terms, if at all, when or as we require additional funding. If we issue additional shares of our common stock or other securities that may be convertible into, or exercisable or exchangeable for, our common stock, our existing stockholders would experience further dilution. If we fail to obtain additional funding, we may be unable to complete the development and commercialization of our lead drug candidates or continue to fund our research and development programs.

We have funded all of our operations and capital expenditures with proceeds from the issuance of public equity securities, private placements of our securities, interest on investments, licensing revenue, government grants, research and development tax credits and product revenue. In order to conduct the lengthy and expensive research, preclinical testing and clinical trials necessary to complete the development and marketing of our drug candidates, we will require substantial additional funds. We may have insufficient public equity available for issue to raise the required additional substantial funds to implement our operating plan and we may not be able to obtain the appropriate stockholder approvals necessary to increase our available public equity for issuance within a time that we may require additional funding.

Based on the Company’s current operating plan, it is anticipated that cash and cash equivalents of $4.3 million as of June 30, 2025, will allow it to meet its liquidity requirements into the fourth quarter of 2025. Based on our current operating plan, there is substantial doubt regarding our ability to continue as a going concern for a period of one year after the date that our financial statements for the year ended December 31, 2024 are issued. To meet our long-term financing requirements, we may raise funds through public or private equity offerings, debt financings or strategic alliances. Raising additional funds by issuing equity or convertible debt securities may cause our stockholders to experience substantial dilution in their ownership interests and new investors may have rights superior to the rights of our other stockholders. To the extent equity valuations, including the trading price of our common stock, are depressed as a result of economic disruptions or other uncertainties, for example due to rising inflationary pressures, ongoing military conflicts or other factors, the potential magnitude of this dilution will increase. Raising additional funds through debt financing, if available, may involve covenants that restrict our business activities and options. To the extent that we raise additional funds through collaborations and licensing arrangements, we may have to relinquish valuable rights to our drug discovery and other technologies, research programs or drug candidates, or grant licenses on terms that may not be favorable to us. Additional funding may not be available to us on favorable terms, or at all, particularly in light of the current economic conditions. If we are unable to obtain additional funds, we may be forced to delay or terminate our current clinical trials and the development and marketing of our remaining drug candidate.

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Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

Concerns over energy costs, geopolitical issues, the U.S. mortgage market and a deteriorating real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not continue to occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current financial markets deteriorate, or do not improve, it may make any necessary financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development or other operating or strategic plans for our business.

Our ability to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments is limited by provisions of the Internal Revenue Code and may be subject to further limitation as a result of the transactions completed in connection with our initial public offering.

Under Section 382 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income may be limited. As a result of our most recent private placement and other transactions that have occurred over the past three years, we may have experienced an “ownership change.” We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership. As of December 31, 2024, we had federal and state net operating loss carryforwards of approximately $3.5 million and $16.9 million, respectively. There were no federal or state research and development credits.

Furthermore, under U.S. tax legislation enacted in December 2017, although the treatment of tax losses generated before December 31, 2017 has generally not changed, tax losses generated in calendar year 2018 and beyond do not expire but may only offset 80% of our taxable income. This change may require us to pay federal income taxes in future years despite generating a loss for federal income tax purposes in prior years.

Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. If a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Further, upon completion of this offering and in our operations as a public company, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.

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Our employees, independent contractors, principal investigators, contract research organizations, consultants or vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk that our employees, independent contractors, principal investigators, contract research organizations, consultants or vendors may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: FDA regulations, including those laws requiring the reporting of true, complete and accurate information to the FDA; manufacturing standards; federal and state health care fraud and abuse laws and regulations; or laws that require the true, complete and accurate reporting of financial information or data. In addition, sales, marketing and business arrangements in the health care industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws also involve the improper use or misrepresentation of information obtained in the course of clinical trials or creating fraudulent data in our nonclinical studies or clinical trials, which could result in regulatory sanctions and serious harm to our reputation.

It is not always possible to identify and deter misconduct by our employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Additionally, we are subject to the risk that a person could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal health care programs, contractual damages, reputational harm, diminished potential profits and future earnings, and curtailment of our operations, any of which could adversely affect our business, financial condition, results of operations or prospects.

If we are unable to compete successfully in our marketplace, it will harm our business.

There are existing products in the marketplace that compete with our products. Companies may develop new products that compete with our products. Certain competitors and potential competitors have longer operating histories, substantially greater product development capabilities and financial, scientific, marketing and sales resources. Competitors and potential competitors may also develop products that are safer, more effective or have other potential advantages compared to our products. In addition, research, development and commercialization efforts by others could render our products obsolete or non-competitive. Certain competitors and potential competitors have broader product offerings and extensive customer bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressure could result in price reductions, reduced margins and loss of market share. We could encounter potential customers that, due to existing relationships with our competitors, are committed to products offered by those competitors. As a result, those potential customers may not consider purchasing our products.

We are at an early stage of development as a company and we do not have, and may never have, any products that generate significant revenues.

We are at an early stage of development as a company and have a limited operating history on which to evaluate our business and prospects. We cannot guarantee that our sole product candidate currently in development will ever become marketable. We must demonstrate that our drug candidate satisfies rigorous standards of safety and efficacy for their intended uses before the FDA, EMA and other regulatory authorities in the United States, the European Union and elsewhere. Significant additional research, preclinical testing and clinical testing is required before we can file applications with the FDA or EMA for approval of plogo or any of our future drug candidates. In addition, to compete effectively, our drugs must be easy to administer, cost-effective and economical to manufacture on a commercial scale. We may not achieve any of these objectives. We cannot be certain that the clinical development of our drug candidates in preclinical testing or clinical development will be successful, that we will receive regulatory approvals required to commercialize them or that any of our other research and drug discovery programs will yield a drug candidate suitable for investigation through clinical trials. Our commercial revenues from our product candidate currently in development, if any, will be derived from sales of drugs that will not become marketable for several years, if at all.

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The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and future results of Cyclacel following the completion of the Transaction may differ materially from the unaudited pro forma financial statements presented in this prospectus.

The unaudited pro forma condensed combined financial statements contained in this prospectus are presented for illustrative purposes only and may not be an indication of Cyclacel’s financial condition or results of operations following the completion of the Transaction for several reasons. The unaudited pro forma condensed combined financial statements have been derived from the historical financial statements of Cyclacel and Fitters and adjustments and assumptions have been made regarding the combined company. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with accuracy. Moreover, the unaudited pro forma condensed combined financial statements do not reflect all costs that are expected to be incurred by the combined company in connection with the Transaction. As a result, the actual financial condition and results of operations of the combined company following the completion of the Transaction may not be consistent with, or evident from, these unaudited proforma condensed combined financial statements. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Transaction. Any decline or potential decline in the combined company’s financial condition or results of operations may cause significant variations in the market price of Cyclacel’s common stock.

If we fail to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on the Nasdaq Capital Market (“Nasdaq”). We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum stockholders’ equity of $2.5 million and a minimum bid price for our common stock of $1.00 per share, or risk delisting, which would have a material adverse effect on our business. In order to maintain our listing, we must also maintain continued business operations so that we are not characterized as a “public shell company.”

A delisting of our common stock from the Nasdaq Capital Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

We effected a 15:1 reverse stock split of our common stock on December 18, 2023 (the “Reverse Stock Split”), which enabled us to regain compliance with Nasdaq’s minimum bid price requirements.

On February 25, 2025, Nasdaq notified the Company that it has regained compliance with the equity requirement in Listing Rule 5550(b)(1) (the “Equity Rule”), as required by the Nasdaq Hearing Panel’s decision dated October 22, 2024. As previously reported by the Company on Form 8-K, filed with the SEC on October 24, 2024, on October 15, 2024, the Company met with the Nasdaq Hearings Panel regarding its potential delisting from Nasdaq as a result of its non-compliance with the Equity Rule. On October 22, 2024, the Company received the Nasdaq Hearings Panel decision which granted the Company until December 24, 2024 to regain compliance with the Equity Rule. Following the Company’s regaining compliance with the Equity Rule pursuant to the February 25, 2025, the Company will be subject to a Mandatory Panel Monitor for a period of one year from February 25, 2025 pursuant to Listing Rule 5815(d)(4)(B).

On May 7, 2025, the Company filed an amendment to its Certificate of Incorporation (“Certificate of Amendment”) to implement a one-for-sixteen reverse stock split (“2025 Stock Split”). The effective date of the Certificate of Amendment was May 12, 2025 (the “Effective Date”). The Company’s common stock began trading on a split-adjusted basis when the market opened on the Effective Date. The Board of Directors of the Company approved the amendment to the Company’s Certificate of Incorporation primarily to meet the share bid price requirements of The Nasdaq Capital Market. The Company’s stockholders approved the Certificate of Amendment at a special meeting of its stockholders held on February 6, 2025.

As a result of the 2025 Stock Split, on the Effective Date, every sixteen shares of common stock then issued and outstanding automatically was combined into one share of common stock, with no change in par value per share. No fractional shares was outstanding following the reverse stock split, and any fractional shares that would have resulted from the reverse stock split was (a) rounded up to the nearest whole number for any shareholder who would otherwise be entitled to receive one-half or more of a fractional split-adjusted share, and (b) rounded down to the nearest whole number for any shareholder who would otherwise be entitled to receive less than one-half of a fractional split-adjusted share.

On July 2, 2025, the Company filed an amendment to its Certificate of Incorporation (“July Certificate of Amendment”) to implement a one-for-fifteen reverse stock split (“July 2025 Stock Split”).. The effective date of the July Certificate of Amendment is July 7, 2025 (the “July Effective Date”). The Company’s common stock will begin trading on a split-adjusted basis when the market opens on the July Effective Date. The Board of Directors of the Company approved the amendment to the Company’s Certificate of Incorporation primarily to meet the share bid price requirements of The Nasdaq Capital Market. The Company’s stockholders approved the Certificate of Amendment by majority written consent on May 12, 2025.

As a result of the July 2025 Stock Split, on the July Effective Date, every fifteen shares of common stock then issued and outstanding automatically will be combined into one share of common stock, with no change in par value per share. No fractional shares will be outstanding following the July 2025 Stock Split, and any fractional shares that would have resulted from the July 2025 Stock Split will be (a) rounded up to the nearest whole number for any shareholder who would otherwise be entitled to receive one-half or more of a fractional split-adjusted share, and (b) rounded down to the nearest whole number for any shareholder who would otherwise be entitled to receive less than one-half of a fractional split-adjusted share.

Notwithstanding the Reverse Stock Split, the 2025 Stock Split, the July 2025 Stock Split and our compliance with the Equity Rule, we cannot be sure that our share price will continue to comply with the requirements for continued listing of our common stock on the Nasdaq Capital Market in the future, or that we will continue to comply with the other continued listing requirements. If our shares of common stock lose their status on the Nasdaq Capital Market, we believe that our shares of common stock would likely be eligible to be quoted on the inter-dealer electronic quotation and trading system operated by Pink OTC Markets Inc., commonly referred to as the Pink Sheets and now known as the OTCQB market. Our shares of common stock may also be quoted on the Over-the-Counter Bulletin Board, an electronic quotation service maintained by the Financial Industry Regulatory Authority. These markets are generally not considered to be as efficient as, and not as broad as, the Nasdaq Capital Market. Selling our shares of common stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

To the extent we elect to fund the development of a drug candidate or the commercialization of a drug at our expense, we will need substantial additional funding.

We plan to market drugs on our own, with or without a partner, that can be effectively commercialized and sold in concentrated markets that do not require a large sales force to be competitive. To achieve this goal, we will need to establish our own specialized sales force, marketing organization and supporting distribution capabilities. The development and commercialization of our drug candidates is very expensive. To the extent we elect to fund the full development of a drug candidate or the commercialization of a drug at our expense, we will need to raise substantial additional funding to:

●	fund research and development and clinical trials connected with our research;

●	fund clinical trials and seek regulatory approvals;

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●	build or access manufacturing and commercialization capabilities;

●	implement additional internal control systems and infrastructure;

●	commercialize and secure coverage, payment and reimbursement of our drug candidates, if any such candidates receive regulatory approval;

●	maintain, defend and expand the scope of our intellectual property; and

●	hire additional management, sales and scientific personnel.

Our future funding requirements will depend on many factors, including:

●	the scope, rate of progress and cost of our clinical trials and other research and development activities;

●	the costs and timing of seeking and obtaining regulatory approvals;

●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

●	the costs associated with establishing sales and marketing capabilities;

●	the costs of acquiring or investing in businesses, products and technologies;

●	the effect of competing technological and market developments; and

●	the payment, other terms and timing of any strategic alliance, licensing or other arrangements that we may establish.

If we are not able to secure additional funding when needed, especially in light of the current economic conditions and financial market turmoil, we may have to delay, reduce the scope of or eliminate one or more of our clinical trials or research and development programs or future commercialization efforts.

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter. Some of the policies we currently maintain include property, general liability, employment benefits liability, workers’ compensation, products liability and clinical trials (U.S. and foreign), and directors’ and officers’, employment practices and fiduciary liability insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our financial position and results of operations.

Funding constraints may negatively impact our research and development, forcing us to delay our efforts to develop plogo, which may prevent us from commercializing our product candidate as quickly as possible.

Research and development is an expensive process. As part of our operating plan, we have decided to concentrate our clinical development strategy on our single remaining product candidate, plogo, an ongoing, hemato-oncology clinical program in transcriptional regulation and mitosis control biology, which include our areas of historical expertise in PLK inhibitor. Because we have to prioritize our development candidate as a result of budget constraints, we may not be able to fully realize the value of our product candidate in a timely manner, if at all.

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We are exposed to risks related to foreign currency exchange rates.

Some of our costs and expenses are denominated in foreign currencies. Most of our foreign expenses are associated with our research and development expenditures, including the operating costs of our United Kingdom-based wholly owned subsidiary. When the United States dollar weakens against the British pound or the Euro, the United States dollar value of the foreign currency denominated expense increases, and when the United States dollar strengthens against the British pound or the Euro, the United States dollar value of the foreign currency denominated expense decreases. Consequently, changes in exchange rates, and in particular a weakening of the United States dollar, may adversely affect our results of operations.

Security incidents, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation. Our business and operations would suffer in the event of system failures.

In the ordinary course of our business, we collect and store sensitive data, intellectual property and proprietary business information owned or controlled by ourselves or our customers. This data encompasses a wide variety of business-critical information including research and development information, commercial information, and business and financial information. We face four primary risks related to protecting this critical information: loss of access; unauthorized disclosure; unauthorized modification; and inadequate monitoring of our controls over the first three risks.

We utilize information technology, or IT, systems and networks to process, transmit and store electronic information in connection with our business activities. The secure processing, storage, maintenance, and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. As use of digital technologies has increased, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, have increased in frequency and sophistication. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data. There can be no assurance that we will be successful in preventing cybersecurity incidents or successfully mitigating their effects.

Despite the implementation of security measures, our internal and cloud-based computer systems and those of our contractors and consultants are vulnerable to damage from such cybersecurity incidents, including computer viruses, social engineering, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. Such an event could cause interruption of our operations. For example, the loss of data from ongoing or completed clinical trials for our product candidate could result in delays in our regulatory approval efforts and significantly increase our costs. In addition, there can be no assurance that we will promptly detect any such disruption or security breach, if at all. To the extent that any disruption or security breach were to result in a loss of or damage to our data, or inappropriate disclosure of confidential or proprietary information, we could suffer material legal claims and liability, damage to our reputation, suffer loss or harm to our intellectual property rights and the further research, development and commercial efforts of our products and product candidate could be delayed. The loss of drug development or clinical trial data could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data and could adversely impact our business and operations, and could result in financial, legal, operational or reputational harm to us, loss of competitive advantage or loss of consumer confidence.

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Risks Related to our Reliance on Third Parties

We rely, and expect to continue to rely, on third parties to conduct some aspects of our product formulation, research, preclinical, and clinical studies, and those third parties may not perform satisfactorily, including by failing to meet deadlines for the completion of such formulation, research or testing.

We have relied upon and plan to continue to rely upon third parties, including independent clinical investigators, contracted laboratories and third-party CROs, to conduct our preclinical studies and clinical trials, as well as certain product candidate discovery and development activities, in accordance with applicable regulatory requirements and to monitor and manage data for our ongoing preclinical and clinical programs. We rely on these parties for execution of our preclinical studies and clinical trials, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies and trials is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards, and our reliance on these third parties does not relieve us of our regulatory responsibilities.

We and our third-party contractors and CROs are required to comply with GLP and GCP requirements, as applicable, which are regulations and guidelines enforced by the FDA, the EMA and other comparable foreign regulatory authorities for all of our products in clinical development. Regulatory authorities enforce these GLP and GCP regulations through periodic inspections of laboratories conducting GLP studies, and clinical trial sponsors, principal investigators, CROs, and trial sites when auditing for GCP compliance. If we, our investigators or any of our CROs or contracted laboratories fail to comply with applicable GLP and GCP regulations, as applicable, the data generated in our preclinical studies and clinical trials may be deemed unreliable and the FDA, the EMA or other comparable foreign regulatory authorities may require us to perform additional preclinical studies or clinical trials before approving our marketing applications for our therapeutic product candidates. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our preclinical studies or clinical trials comply with applicable GLP or GCP regulations. In addition, our clinical trials must be conducted with product manufactured in compliance with applicable cGMP regulations. Our failure to comply with these regulations may require us to repeat preclinical studies or clinical trials, which would delay the regulatory approval process.

Further, these laboratories, investigators and CROs are not our employees, and we will not be able to control, other than by contract, the amount of resources, including time which they devote to plogo or and of our future product candidate and clinical trials. If independent laboratories, investigators or CROs fail to devote sufficient resources to the development of our product candidate, or if their performance is substandard, it may delay or compromise the prospects for approval and commercialization of plogo or any future product candidates that we develop. In addition, the use of third-party service providers requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated.

There is a limited number of third-party service providers that specialize or have the expertise required to achieve our business objectives. If any of our relationships with these third-party laboratories, CROs or clinical investigators terminate, we may not be able to enter into arrangements with alternative laboratories, CROs or investigators or to do so in a timely manner or on commercially reasonable terms. If laboratories, CROs or clinical investigators do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to our preclinical or clinical protocols, regulatory requirements or for other reasons, our preclinical studies or clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidate. As a result, our results of operations and the commercial prospects for our product candidate would be harmed, our costs could increase and our ability to generate revenues could be delayed.

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Switching or adding additional laboratories or CROs (or investigators) involves additional costs and requires management time and focus. In addition, there is a natural transition period when a new laboratory or CRO commences work. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. Though we carefully manage our relationships with our contracted laboratories and CROs, there can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse impact on our business, financial condition and results of operations.

In addition, clinical investigators may serve as scientific advisors or consultants to us from time to time and may receive cash compensation in connection with such services. If these relationships and any related compensation result in perceived or actual conflicts of interest, or the FDA concludes that the financial relationship may have affected the interpretation of the preclinical study or clinical trial, the integrity of the data generated at the applicable preclinical study or clinical trial site may be questioned and the utility of the preclinical study or clinical trial itself may be jeopardized, which could result in the delay or rejection by the FDA. Any such delay or rejection could prevent us from commercializing our clinical-stage product candidate or any future therapeutic product candidates it may develop.

We rely on third-party supply and manufacturing partners for drug supplies for our late-stage clinical activities and may do the same for any commercial supplies of our product candidate.

We rely on third-party contract manufacturing organizations, or CMOs, for our preclinical and future clinical trial product materials and commercial supplies. We do not intend to produce any meaningful quantity of plogo or any of our future product candidates for preclinical and clinical development through our internal resources, and we do not currently own manufacturing facilities for producing such supplies. While we intend to try to avoid sole-source arrangements with any of our manufacturing, supply and testing vendors, it may not always be possible to do so. We cannot assure you that our preclinical or future clinical development product supplies and commercial supplies will not be limited or interrupted, especially with respect to any sole source third-party manufacturing and supply partners or will be of satisfactory quality or continue to be available at acceptable prices. In particular, any replacement of our manufacturers could require significant effort and expertise because there may be a limited number of qualified replacements.

In complying with the manufacturing regulations of the FDA and other comparable foreign regulatory authorities, we and our third-party suppliers must spend significant time, money and effort in the areas of design and development, testing, production, record-keeping and quality control to assure that the products meet applicable specifications and other regulatory requirements. Suppliers and manufacturers must meet applicable manufacturing requirements and undergo rigorous facility and process validation tests required by regulatory authorities in order to comply with regulatory standards, such as cGMP. Although our agreements with our CMOs require them to perform according to certain cGMP requirements such as those relating to quality control, quality assurance and qualified personnel, we cannot control the conduct of our CMOs to implement and maintain these standards. In the event that any of our current or future manufacturers fails to comply with such requirements or to perform its obligations to us in relation to quality, timing or otherwise, or if our supply of components or other materials becomes limited or interrupted for other reasons, we may be forced to manufacture the materials ourselves, for which we currently do not have the capabilities or resources, or enter into an agreement with another third party, which we may not be able to do on commercially reasonable terms, or at all. In some cases, the technical skills or technology required to manufacture our future product candidates may be unique or proprietary to the original manufacturer and we may have difficulty transferring such skills or technology to another third party and a feasible alternative may not exist. These factors would increase our reliance on such manufacturer or require us to obtain a license from such manufacturer in order to have another third party manufacture our product candidate. If we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidate in a timely manner or within budget.

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In addition, our CMOs are subject to inspection and approval by regulatory authorities before we can commence the manufacture and sale of any of plogo and thereafter are subject to ongoing inspection from time to time. Our CMOs may not be able to comply with applicable cGMP regulations or similar regulatory requirements outside of the United States. Our failure, or the failure of our third-party manufacturers, to comply with applicable regulations could result in regulatory actions, such as the issuance of FDA Form 483 notices of observations, warning letters or sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect supplies of our products. Any such failure by us or any of our CMOs would significantly impact our ability to develop, obtain regulatory approval for or, if approved, market our product candidate.

We may rely on third-party manufacturers if we receive regulatory approval for any product candidate. To the extent that we have existing, or enter into future, manufacturing arrangements with third parties, we will depend on these third parties to perform their obligations in a timely manner consistent with contractual and regulatory requirements, including those related to quality control and assurance. If we are unable to obtain or maintain third-party manufacturing for product candidate, or to do so on commercially reasonable terms, we may not be able to develop and commercialize our product candidate successfully. Our or a third-party’s failure to execute our manufacturing requirements could adversely affect our business in a number of ways, including:

●	an inability to initiate or continue clinical trials of plogo under development, which may impact our potential economic benefits;

●	delay in submitting regulatory applications, or receiving regulatory approvals, for plogo or any future product candidate;

●	loss of the cooperation of a collaborator;

●	subjecting plogo or any future of our product candidate to additional inspections by regulatory authorities;

●	requirements to cease distribution or to recall batches of plogo or any future of our product candidate; and

●	in the event of approval to market and commercialize plogo or any future product candidate, an inability to meet commercial demands for our products.

If we fail to enter into and maintain successful strategic alliances for our drug candidates, we may have to reduce or delay our drug candidate development or increase our expenditures.

An important element of our strategy for developing, manufacturing and commercializing our drug candidates is entering into strategic alliances with pharmaceutical companies, research institutions or other industry participants to advance our programs and enable us to maintain our financial and operational capacity.

We face significant competition in seeking appropriate alliances. We may not be able to negotiate alliances on acceptable terms, if at all. In addition, these alliances may be unsuccessful. If we fail to create and maintain suitable alliances, we may have to limit the size or scope of, or delay, one or more of our drug development or research programs. If we elect to fund drug development or research programs on our own, we will have to increase our expenditure and will need to obtain additional funding, which may be unavailable or available only on unfavorable terms.

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To the extent we are able to enter into strategic transactions, we will be exposed to risks related to those collaborations and alliances.

We expect to enter into strategic transactions to complete the development and commercialization of some of our drug candidates, including but not limited to after the Phase 2 stage of clinical testing. These arrangements may place the development of our drug candidates outside our control, may require us to relinquish important rights, or may otherwise be on terms unfavorable to us.

Dependence on collaborative arrangements or strategic alliances will subject us to a number of risks, including the risks that:

●	we may not be able to control the amount and timing of resources that our collaborators may devote to the drug candidates;

●	our collaborators may experience financial difficulties;

●	we may be required to relinquish important rights such as marketing and distribution rights;

●	business combinations or significant changes in a collaborator’s business strategy may also adversely affect a collaborator’s willingness or ability to complete its obligations under any arrangement;

●	a collaborator could independently move forward with a competing drug candidate developed either independently or in collaboration with others, including our competitors; and

●	collaborative arrangements are often terminated or allowed to expire, which would delay development and may increase the cost of developing our drug candidates.

Risks Related to our Intellectual Property

If we fail to enforce adequately or defend our intellectual property rights, our business may be harmed.

Our commercial success depends in large part on obtaining and maintaining patent and trade secret protection for our drug candidates, the methods used to manufacture those drug candidates and the methods for treating patients using those drug candidates.

Our ability to obtain patents is uncertain because legal means afford only limited protections and may not adequately protect our rights or permit us to gain or keep any competitive advantage. Some legal principles remain unresolved and the breadth or interpretation of claims allowed in patents in the United States, the European Union or elsewhere can still be difficult to ascertain or predict. In addition, the specific content of patents and patent applications that are necessary to support and interpret patent claims is highly uncertain due to the complex nature of the relevant legal, scientific and factual issues. Changes in either patent laws or in interpretations of patent laws in the United States, the European Union or elsewhere may diminish the value of our intellectual property or narrow the scope of our patent protection. Our existing patents and any future patents we obtain may not be sufficiently broad to prevent others from practicing our technologies or from developing competing products and technologies. In addition, we generally do not control the patent prosecution of subject matter that we license from others and have not controlled the earlier stages of the patent prosecution. Accordingly, we are unable to exercise the same degree of control over this intellectual property as we would over our own.

Even if patents are issued regarding our drug candidates or methods of using them, those patents can be challenged by our competitors who may argue such patents are invalid and/or unenforceable. Patents also will not protect our drug candidates if competitors devise ways of making or using plogo or any future of our product candidates without legally infringing our patents. The FDA and FDA regulations and policies and equivalents in other jurisdictions provide incentives to manufacturers to challenge patent validity or create modified, non-infringing versions of a drug in order to facilitate the approval of abbreviated new drug applications for generic substitutes. These same types of incentives encourage manufacturers to submit NDAs that rely on literature and clinical data not prepared for or by the drug sponsor.

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Proprietary trade secrets and unpatented know-how are also very important to our business. We rely on trade secrets to protect our technology, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third-party obtained illegally and is using trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

If we do not obtain protection under the Hatch-Waxman Act and similar legislation outside of the United States by extending the patent terms and obtaining data exclusivity for our product candidate, our business may be materially harmed.

Depending upon the timing, duration and specifics of FDA marketing approval of our product candidate, if any, one or more of our United States patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Act. The Hatch-Waxman Act permits a patent term extension of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, we may not be granted an extension because, for example, of failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than what we request, the period during which we will have the right to exclusively market our product will be shortened and our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially.

We may be subject to damages resulting from claims that our employees or we have wrongfully used or disclosed alleged trade secrets of former employers.

Many of our employees were previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, we may be subject to claims that these employees or we have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain potential drugs, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information and may not adequately protect our intellectual property, which could limit our ability to compete.

Because we operate in the highly technical field of drug discovery and development of small molecule drugs, we rely in part on trade secret protection in order to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by us during the course of the party’s relationship with us. These agreements also generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to us. Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain trade secret protection could adversely affect our competitive position.

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Intellectual property rights of third parties may increase our costs or delay or prevent us from being able to commercialize our drug candidates.

There is a risk that we are infringing or will infringe on the proprietary rights of third parties because patents and pending applications belonging to third parties exist in the United States, the European Union and elsewhere in the world in the areas of our research. Others might have been the first to make the inventions covered by each of our or our licensors’ pending patent applications and issued patents and might have been the first to file patent applications for these inventions. We are aware of several published patent applications, and understand that others may exist, that could support claims that, if granted and held valid, could cover various aspects of our developmental programs, including in some cases particular uses of our drug candidate, plogo, or substances, processes and techniques that we use in the course of our research and development and manufacturing processes. We are aware that other patents exist that claim substances, processes, techniques and methods of use, which, if held valid, could potentially restrict the scope of our research, development or manufacturing operations. In addition, we understand that other applications and patents exist relating to potential uses of plogo that are not part of our current clinical programs for these compounds.

Numerous third-party United States and foreign issued patents and pending applications exist in the area of kinases, including PLK for which we have a research program. For example, some pending patent applications contain broad claims that could represent freedom to operate limitations for some of our kinase programs should they be issued unchanged. Although we intend to continue to monitor these applications, we cannot predict what claims will ultimately be allowed and if allowed what their scope would be. In addition, because the patent application process can take several years to complete, there may be currently pending applications, unknown to us, which may later result in issued patents that cover the production, manufacture, commercialization or use of our drug candidates. If we wish to use the technology or compound claimed in issued and unexpired patents owned by others, we will need to obtain a license from the owner, enter into litigation to challenge the validity of the patents or incur the risk of litigation in the event that the owner asserts that we infringe its patents. In one case we have opposed a European patent relating to human aurora kinase and the patent was finally revoked (with no appeal filed).

There has been substantial litigation and other proceedings regarding patent and other intellectual property rights in the pharmaceutical and biotechnology industries. Defending against third party claims, including litigation in particular, would be costly and time-consuming and would divert management’s attention from our business, which could lead to delays in our development or commercialization efforts. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. As a result of intellectual property infringement claims, or to avoid potential claims, we might:

●	be prohibited from selling or licensing any product that we may develop unless the patent holder licenses the patent to us, which it is not required to do;

●	be required to pay substantial royalties or grant a cross license to our patents to another patent holder; decide to locate some of our research, development or manufacturing operations outside of Europe or the United States;

●	be required to pay substantial damages for past infringement, which we may have to pay if a court determines that our product candidate or technologies infringe a competitor’s patent or other proprietary rights; or

●	be required to redesign the manufacturing process or formulation of a drug candidate so it does not infringe, which may not be possible or could require substantial funds and time.

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We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

If we choose to go to court to stop another party from using the inventions claimed in any patents we obtain, that individual or company has the right to ask the court to rule that such patents are invalid or should not be enforced against that third party. These lawsuits are expensive and would consume time and resources and divert the attention of managerial and scientific personnel even if we were successful in stopping the infringement of such patents. In addition, there is a risk that the court will decide that such patents are not valid and that we do not have the right to stop the other party from using the inventions.

There is also a risk that, even if the validity of such patents is upheld, the court will refuse to stop the other party on the ground that such other party’s activities do not infringe our rights to such patents. In addition, the United States Supreme Court has recently modified some tests used by the United States Patent and Trademark Office (“USPTO”), in granting patents over the past 20 years, which may decrease the likelihood that we will be able to obtain patents and increase the likelihood of challenge of any patents we obtain or license.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and/or applications. We have systems in place to remind us to pay these fees, and we employ an outside firm and rely on our outside counsel to pay these fees. The USPTO and various non-United States governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. We employ reputable law firms and other professionals to help us comply, and in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, our competitors might be able to enter the market and this circumstance would have a material adverse effect on our business.

The patent applications of pharmaceutical and biotechnology companies involve highly complex legal and factual questions, which, if determined adversely to us, could negatively impact our patent position.

The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. The U.S. Patent and Trademark Office’s, or USPTO’s, standards are uncertain and could change in the future. Consequently, the issuance and scope of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated or circumvented.

U.S. patents and patent applications may also be subject to interference proceedings, and U.S. patents may be subject to Inter Partes Review (IPR), Post Grant Review (PGR) or reexamination proceedings in the USPTO (and foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent office), which proceedings could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. Similarly, opposition or invalidity proceedings could result in loss of rights or reduction in the scope of one or more claims of a patent in foreign jurisdictions. In addition, such interference, reexamination and opposition proceedings may be costly. Accordingly, rights under any issued patents may not provide us with sufficient protection against competitive products or processes.

If we fail to obtain and maintain patent protection and trade secret protection of plogo or any of our future product candidates, proprietary technologies and their uses, we could lose our competitive advantage and competition we face would increase, reducing our potential revenues and adversely affecting our ability to attain or maintain profitability.

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Risks Related to the FITTERS Transaction

Failure to complete the Transaction could harm our common stock price and future business and operations.

If the Transaction is not completed, we are subject to the following risks:

●	the price of our Common Stock may decline and remain volatile;

●	we will have incurred significant expenses related to the Transaction, such as legal and accounting fees, many of which must be paid even if the Transaction is not completed; and

●	Our Common Stock could be delisted from The Nasdaq Capital Market if we is unable to comply with the applicable Nasdaq listing requirements.

In addition, if the Exchange Agreement is terminated and our board of directors determines to seek another business combination, there can be no assurance that we will be able to find a partner willing to provide equivalent or more attractive consideration than the consideration to be provided in the Transaction or any partner at all.

If the conditions to the closing of the Transaction are not met, the Transaction may not occur.

Even if the Transaction and related issuance of the Exchange Shares are approved by our stockholders, specified conditions must be satisfied or waived to complete the Transaction. These conditions are set forth in the Exchange Agreement. We cannot assure you that all of the conditions will be satisfied or waived. If the conditions are not satisfied or waived, the Transaction may not occur or will be delayed, and we may lose some or all the intended benefits of the Transaction.

Our securityholders, including the Selling Shareholders, will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the combined company following the closing of the Transaction as compared to their current ownership and voting interest in the respective companies.

After the completion of the Transaction, our current securityholders, including the Selling Shareholders will own a smaller percentage of the Company than the ownership in the Company prior to the Transaction. Immediately after the Transaction, it is currently estimated that Fitters Parent will own approximately 19.99% of our Common Stock, with our securityholders, whose shares of our Common Stock will remain outstanding after the Transaction, will own approximately 80.01% of our Common Stock, calculated on a pro forma basis including after giving effect to the Transaction. These estimates are based on the anticipated number of Exchange Shares and are subject to adjustment as provided in the Exchange Agreement.

Risks Related to Securities Regulations and Investment in Our Securities

Failure to achieve and maintain internal controls in accordance with Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we maintain internal control over financial reporting that meets applicable standards. As with many smaller companies with small staff, material weaknesses in our financial controls and procedures may be discovered. If we fail to maintain our internal controls or fail to implement required new or improved controls, as such control standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting. Effective internal controls are necessary for us to produce reliable financial reports and are important in the prevention of financial fraud. If we cannot produce reliable financial reports or prevent fraud, our business and operating results could be harmed.

We incur increased costs and management resources as a result of being a public company, and we may fail to comply with public company obligations.

As a public company, we face and will continue to face increased legal, accounting, administrative and other costs and expenses that we would not incur as a private company. Compliance with the Sarbanes Oxley Act of 2002, as well as other rules of the SEC, the Public Company Accounting Oversight Board and Nasdaq resulted in a significant initial cost to us as well as an ongoing compliance cost. As a public company, we are subject to Section 404 of the Sarbanes Oxley Act relating to internal control over financial reporting. We have completed a formal process to evaluate our internal controls for purposes of Section 404, and we concluded that as of December 31, 2024, our internal control over financial reporting was effective. As our business grows and changes, there can be no assurances that we can maintain the effectiveness of our internal controls over financial reporting. In addition, our independent certified public accounting firm has not provided an opinion on the effectiveness of our internal controls over financial reporting for the year ended December 31, 2024 because we are a smaller reporting company. In the event our independent auditor is required to provide an opinion on such controls in the future, there is a risk that the auditor would conclude that such controls are ineffective.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We have completed a formal process to evaluate our internal control over financial reporting. However, guidance from regulatory authorities in the area of internal controls continues to evolve and substantial uncertainty exists regarding our on-going ability to comply by applicable deadlines. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

An active trading market for our common stock has not developed and it may have a volatile public trading price, thus, purchasers of our common stock could incur substantial losses.

An active public market for our common stock has not developed. Our stock can trade in small volumes, which may make the price of our stock highly volatile. The last reported price of our stock may not represent the price at which you would be able to buy or sell the stock. The market prices for securities of companies comparable to us have been highly volatile. Often, these stocks have experienced significant price and volume fluctuations for reasons that are both related and unrelated to the operating performance of the individual companies. In addition, the stock market as a whole and biotechnology and other life science stocks in particular have experienced significant recent volatility. Like our common stock, these stocks have experienced significant price and volume fluctuations for reasons unrelated to the operating performance of the individual companies. Factors giving rise to this volatility may include:

●	disclosure of actual or potential clinical results with respect to the product candidate we are developing;

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●	regulatory developments in both the United States and abroad;

●	developments concerning proprietary rights, including patents and litigation matters;

●	public concern about the safety or efficacy of our product candidate or technology, or related technology, or new technologies generally;

●	concern about the safety or efficacy of our product candidate or technology, or related technology, or new technologies generally;

●	public announcements by our competitors or others; and

●	general market conditions and comments by securities analysts and investors.

Fluctuations in our operating losses could adversely affect the price of our common stock.

Our operating losses may fluctuate significantly on a quarterly basis. Some of the factors that may cause our operating losses to fluctuate on a period-to-period basis include the status of our preclinical and clinical development programs, level of expenses incurred in connection with our preclinical and clinical development programs, implementation or termination of collaboration, licensing, manufacturing or other material agreements with third parties, non-recurring revenue or expenses under any such agreement, and compliance with regulatory requirements. Period-to-period comparisons of our historical and future financial results may not be meaningful, and investors should not rely on them as an indication of future performance. Our fluctuating losses may fail to meet the expectations of securities analysts or investors. Our failure to meet these expectations may cause the price of our common stock to decline.

If securities or industry analysts do not publish research or reports about us, if they change their recommendations regarding our stock adversely or if our operating results do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us. If analysts do not publish research reports or one or more of these analysts who were publishing research cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock or if our operating results do not meet their expectations, our stock price could decline.

We may not be able to facilitate our growth strategy by identifying or completing transactions with attractive acquisition candidates, which could limit our revenues and profitability. Future acquisitions may result in significant transaction expenses and may involve significant costs. We may experience integration and consolidation risks associated with future acquisitions.

An element of our growth strategy is to selectively pursue, on an opportunistic basis, acquisitions of businesses or assets of businesses that complement our existing business and footprint. We may also consider other potential strategic transactions, including dispositions, which are also subject to claims by third parties and by the buyers under the terms of our disposition agreements. We have no current agreement for any acquisition of a business or assets. The success of this element of our growth strategy depends, in part, on selecting strategic acquisition candidates at attractive prices and effectively integrating their businesses into our own, including with respect to financial reporting and regulatory matters. We cannot assure you that we will be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates at favorable prices and upon advantageous terms and conditions, including financing alternatives. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities and lead to higher acquisition costs. We may not have the financial resources necessary to consummate any acquisitions or the ability to obtain the necessary funds on satisfactory terms. Any acquisitions in the future may result in significant transaction expenses and risks associated with entering new markets and dilution for our existing stockholders. We may also be subject to claims by third parties related to the operations of these businesses prior to our acquisition and by sellers under the terms of our acquisition agreements.

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Anti-takeover provisions in our charter documents and provisions of Delaware law may make an acquisition more difficult and could result in the entrenchment of management.

We are incorporated in Delaware. Anti-takeover provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws may make a change in control or efforts to remove management more difficult. Also, under Delaware law, our Board of Directors may adopt additional anti-takeover measures.

We have the authority to issue up to 5 million shares of preferred stock and to determine the terms of those shares of stock without any further action by our stockholders. If the Board of Directors exercises this power to issue preferred stock, it could be more difficult for a third party to acquire a majority of our outstanding voting stock and vote the stock they acquire to remove management or directors. Our amended and restated certificate of incorporation and amended and restated bylaws also provides staggered terms for the members of our Board of Directors. Under Section 141 of the Delaware General Corporation Law, our directors may be removed by stockholders only for cause and only by vote of the holders of a majority of voting shares then outstanding. These provisions may prevent stockholders from replacing the entire board in a single proxy contest, making it more difficult for a third party to acquire control of us without the consent of our Board of Directors. These provisions could also delay the removal of management by the Board of Directors with or without cause. In addition, our directors may only be removed for cause and amended and restated bylaws limit the ability of our stockholders to call special meetings of stockholders.

As at December 31, 2024, we had 135,273 shares of 6% Convertible Exchangeable Preferred Stock and 264 shares of Series A Preferred Stock issued and outstanding.

Under Section 203 of the Delaware General Corporation Law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock until the holder has held the stock for three years unless, among other possibilities, the Board of Directors approves the transaction. Our Board of Directors could use this provision to prevent changes in management. The existence of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

In the event of an acquisition of our common stock, we cannot assure our common stockholders that we will be able to negotiate terms that would provide for a price equivalent to, or more favorable than, the price at which our shares of common stock may be trading at such time.

We may not effect a consolidation or merger with another entity without the vote or consent of the holders of at least a majority of the shares of our preferred stock (in addition to the approval of our common stockholders), unless the preferred stock that remains outstanding and its rights, privileges and preferences are unaffected or are converted into or exchanged for preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to our convertible preferred stock.

In addition, in the event a third party seeks to acquire our company or acquire control of our company by way of a merger, but the terms of such offer do not provide for our preferred stock to remain outstanding or be converted into or exchanged for preferred stock of the surviving entity having rights, preferences and limitations substantially similar, but no less favorable, to our preferred stock, the terms of the Certificate of Designations of our preferred stock provide for an adjustment to the conversion ratio of our preferred stock such that, depending on the terms of any such transaction, preferred stockholders may be entitled, by their terms, to receive up to $10.00 per share in common stock, causing our common stockholders not to receive as favorable a price as the price at which such shares may be trading at the time of any such transaction.

As of December 31, 2024, there were 135,273 shares of our 6% Convertible Exchangeable Preferred Stock issued and outstanding. If the transaction were one in which proceeds were received by us for distribution to stockholders, and the terms of the Certificate of Designations governing the preferred stock were strictly complied with, approximately $1.7 million would be paid to the preferred holders before any distribution to the common stockholders, although the form of transaction could affect how the holders of preferred stock are treated. In such an event, although such a transaction would be subject to the approval of our holders of common stock, we cannot assure our common stockholders that we will be able to negotiate terms that would provide for a price equivalent to, or more favorable than, the price at which our shares of common stock may be trading at such time. Thus, the terms of our preferred stock might hamper a third party’s acquisition of our company.

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Our certificate of incorporation and bylaws and certain provisions of Delaware law may delay or prevent a change in our management and make it more difficult for a third-party to acquire us.

Our amended and restated certificate of incorporation and bylaws contain provisions that could delay or prevent a change in our Board of Directors and management teams. Some of these provisions:

●	authorize the issuance of preferred stock that can be created and issued by the Board of Directors without prior stockholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock;

●	provide for the Board of Directors to be divided into three classes; and

●	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit stockholder action by written consent.

In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of large stockholders to complete a business combination with, or acquisition of, us. These provisions may prevent a business combination or acquisition that would be attractive to stockholders and could limit the price that investors would be willing to pay in the future for our stock.

These provisions also make it more difficult for our stockholders to replace members of our Board of Directors. Because our Board of Directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team. Additionally, these provisions may prevent an acquisition that would be attractive to stockholders and could limit the price that investors would be willing to pay in the future for our common stock.

We may have limited ability to pay cash dividends on our preferred stock, and there is no assurance that future quarterly dividends will be declared.

Delaware law may limit our ability to pay cash dividends on our preferred stock. Under Delaware law, cash dividends on our preferred stock may only be paid from surplus or, if there is no surplus, from the corporation’s net profits for the current or preceding fiscal year. Delaware law defines “surplus” as the amount by which the total assets of a corporation, after subtracting its total liabilities, exceed the corporation’s capital, as determined by its board of directors.

Since we are not profitable, our ability to pay cash dividends will require the availability of an adequate surplus. Even if adequate surplus is available to pay cash dividends on our preferred stock, we may not have sufficient cash to pay dividends on the preferred stock or we may choose not to declare the dividends.

Our common and preferred stock may experience extreme price and volume fluctuations, which could lead to costly securities-related litigation, including securities class action litigation or securities-related investigations, which could make an investment in us less appealing.

You should consider an investment in our common stock and preferred stock to be risky, and you should invest in our common stock and preferred stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this Annual Report on Form 10-K, are:

●	announcements of technological innovations or new products or services by us or our competitors; announcements concerning our competitors or the biotechnology industry in general;

●	new regulatory pronouncements and changes in regulatory guidelines;

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●	general and industry-specific economic conditions;

●	additions to or departures of our key personnel;

●	sale of our common stock or preferred stock by our stockholders, executives and directors;

●	volatility and limitations in trading volumes of our shares;

●	our ability to obtain financings to conduct and complete research and development activities including, but not limited to, our clinical trials, and other business activities;

●	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

●	our ability to secure resources and the necessary personnel to conduct clinical trials on our desired schedule;

●	any delay in our submission for studies or product approvals or adverse regulatory decisions, including failure to receive regulatory approval for our product candidate;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in financial estimates or recommendations by securities analysts;

●	variations in our quarterly results;

●	announcements about our collaborators or licensors;

●	changes in accounting principles or in applicable laws, rules, regulations; and

●	other events or factors, many of which may be out of our control.

The stock markets have from time-to-time experienced significant price and volume fluctuations that have affected the market prices for publicly traded securities. The market prices of the securities of biotechnology companies, particularly companies like us without product revenues and earnings, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action and derivative litigation, and as a public company, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Moreover, market prices for stocks of biotechnology-related and technology companies frequently reach levels that bear no relationship to the performance of these companies. These market prices generally are not sustainable and are highly volatile.

Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

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The future sale of our common and convertible preferred stock and future issuances of our common stock upon conversion of our preferred stock could negatively affect our stock price and cause dilution to existing holders of our common stock.

If our common or preferred stockholders sell substantial amounts of our stock in the public market, or the market perceives that such sales may occur, the market price of our common and preferred stock could fall. If additional holders of convertible preferred stock elect to convert their shares to shares of common stock at renegotiated prices, such conversion as well as the sale of substantial amounts of our common stock, could cause dilution to existing holders of our common stock, thereby also negatively affecting the price of our common stock.

If we exchange the convertible preferred stock for debentures, the exchange will be taxable, but we will not provide any cash to pay any tax liability that any convertible preferred stockholder may incur.

An exchange of convertible preferred stock for debentures, as well as any dividend make-whole or interest make-whole payments paid in our common stock, will be taxable events for United States federal income tax purposes, which may result in tax liability for the holder of convertible preferred stock without any corresponding receipt of cash by the holder. In addition, the debentures may be treated as having original issue discount, a portion of which would generally be required to be included in the holder’s gross income even though the cash to which such income is attributable would not be received until maturity or redemption of the debenture. We will not distribute any cash to the holders of the securities to pay these potential tax liabilities.

If we automatically convert the convertible preferred stock, there is a substantial risk of fluctuation in the price of our common stock from the date we elect to automatically convert to the conversion date.

We may automatically convert the convertible preferred stock into common stock if the closing price of our common stock exceeds $213,192,000 per share. There is a risk of fluctuation in the price of our common stock between the time when we may first elect to automatically convert the preferred and the automatic conversion date.

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend on our financial condition, results of operations, capital requirements, the outcome of the review of our strategic alternatives and other factors and will be at the discretion of our Board of Directors. Accordingly, investors will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

The number of shares of common stock which are registered, including the shares to be issued upon exercise of our outstanding warrants, is significant in relation to our currently outstanding common stock and could cause downward pressure on the market price for our common stock.

The number of shares of common stock registered for resale, including those shares which are to be issued upon exercise of our outstanding warrants, is significant in relation to the number of shares of common stock currently outstanding. If the security holder determines to sell a substantial number of shares into the market at any given time, there may not be sufficient demand in the market to purchase the shares without a decline in the market price for our common stock. Moreover, continuous sales into the market of a number of shares in excess of the typical trading volume for our common stock, or even the availability of such a large number of shares, could depress the trading market for our common stock over an extended period of time.

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If persons engage in short sales of our common stock, including sales of shares to be issued upon exercise of our outstanding warrants, the price of our common stock may decline.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. In addition, holders of options and warrants will sometimes sell short knowing they can, in effect, cover through the exercise of an option or warrant, thus locking in a profit. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon exercise of our outstanding warrants could cause even greater declines in the price of our common stock due to the number of additional shares available in the market upon such exercise, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

We are exposed to risks related to the marketable securities we may purchase.

We may invest cash that is not required to meet short-term obligations in short term marketable securities. We may purchase securities in United States government, government-sponsored agencies and highly rated corporate and asset-backed securities subject to an approved investment policy. Historically, investment in these securities has been highly liquid and has experienced only very limited defaults. However, recent volatility in the financial markets has created additional uncertainty regarding the liquidity and safety of these investments. Although we believe our marketable securities investments are safe and highly liquid, we cannot guarantee that our investment portfolio will not be negatively impacted by recent or future market volatility or credit restrictions.

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful stockholder claims against us and may reduce the amount of money available to us.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation and restated bylaws provide that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of our company or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, except in the case of a claim for an advancement of expenses, in which case such period is 20 days, our restated certificate of incorporation and our restated bylaws authorize the claimant to bring an action against us and prescribe what constitutes a defense to such action.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The rights conferred in the restated certificate of incorporation and the restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons. We have entered into indemnification agreements with each of our officers and directors.

The above limitations on liability and our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors by shifting the burden of such losses and expenses to us. Although we obtained coverage under our directors’ and officers’ liability insurance, certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against our company.

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Use of Proceeds

We will receive no proceeds from the sale of shares of common stock by the Selling Shareholders. We have agreed to bear the expenses (other than any underwriting discounts or commissions or agent’s commissions) in connection with the registration of the Common Stock being offered hereby by the Selling Shareholders.

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MARKET FOR OUR COMMON STOCK

Market Information

Our common stock currently trades under the symbol “CYCC” on Nasdaq. Our convertible preferred stock currently trades under the symbol “CYCCP” on Nasdaq.

Stockholders

As of August 20, 2025, there were approximately 7 stockholders of record.

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Dividend Policy

We have never declared or paid any dividends on our shares of common stock and do not currently anticipate declaring or paying any cash dividends on our outstanding shares of common stock in the foreseeable future.

We are, however, required to make or accrue quarterly dividend payments on our 6% convertible Preferred Stock. Except for dividends that may be paid on our 6% convertible Preferred Stock, we currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our Board of Directors may deem relevant subject to Delaware law.

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PRIVATE PLACEMENTS OF SECURITIES

Series E Preferred Stock

On March 21, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Investors agreed to acquire an aggregate of 1,000,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company at a price of $1.00 per share, for aggregate gross proceeds of $1 million in a private placement (such transactions collectively, the “Private Placement”).

Each share of Series E Preferred Stock is convertible into 110 shares of the Company’s common stock, par value $0.001 per share (“common stock”). In no event will the Series E Preferred Stock be convertible into common stock in a manner that would result in any particular Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Series E Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”); and (ii) 4.99% of the number of shares of common stock outstanding immediately before the original issue date (the “Series E Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of common stock to the Investors upon conversion of the Series E Preferred Stock.

Under the applicable Nasdaq rules and the Purchase Agreement, in the absence of stockholder approval, we may not issue shares of common stock to the Investors upon conversion of the Series E Preferred Stock, and the Investors may not vote shares of the Series E Preferred Stock, in each case, in excess of the Ownership Limitation.

In the Purchase Agreement, we agreed to call a meeting of stockholders for purposes of soliciting approval of the issuance of all the shares of common stock upon conversion of the Series E Preferred Stock pursuant to the terms of the Purchase Agreement and an amendment to the Certificate of Designations for the Series E Preferred Stock (the “Series E Preferred Certificate of Designations”) in order to remove the Series E Ownership Limitation. In addition, pursuant to the Purchase Agreement, we agreed to call a meeting of stockholders for purposes of an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 250,000,000 shares to 600,000,000 shares.

Under the Company’s Amended and Restated Certificate of Incorporation, and the first amendment thereto (collectively, the “Certificate of Incorporation”), the Company does not currently have sufficient authorized and unissued shares of common stock available to issue the full number of shares underlying the conversion feature associated with the Series Preferred Stock.

In addition, Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval, prior to the issuance of securities, of a transaction other than a public offering involving the sale, issuance or potential issuance by us of shares of our common stock (or securities convertible into or exercisable for our common stock) in an amount equal to 20% or more of the Company’s outstanding common stock or voting power outstanding before the issuance will be sold at a price less than the lower of (i) the Nasdaq Official Closing Price immediately preceding the signing of a binding agreement in connection with such transaction or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

In the case of the Private Placement, the 20% threshold is determined based on the number of shares of our common stock outstanding immediately preceding the issuance of the Series E Preferred Stock. The closing price of the common stock on March 20, 2025, which immediately preceded the signing of the Purchase Agreement, was $0.30 which is less than the sale price of $1.00 under the Purchase Agreement. However, due to the conversion ratio of 110 shares of common stock to one share of Series E Preferred Stock, the sale price could potentially be under the Minimum Price.

Immediately prior to the execution of the Purchase Agreement, we had 207,336,389 shares of common stock issued and outstanding. After giving effect to the exercise of a full conversion of the Series E Preferred Stock to common stock for 110,000,000 shares thereof, we would have 317,336,389 shares of common stock issued and outstanding assuming no other purchases, conversions, warrant exercises or sales. Therefore, the potential issuance of 110,000,000 shares of common stock will constitute greater than 20% of the shares of common stock outstanding immediately prior to the full conversion of the Series E Preferred Stock. In addition, as discussed above, the full conversion of the Series E Preferred Stock would exceed the number of authorized shares under the Company’s Certificate of Incorporation.

We obtained stockholder approval on March 21, 2025 under Nasdaq Listing Rule 5635(d) for the sale, issuance or potential issuance by us of shares of our common stock (or securities exercisable for our common stock) in excess of 20% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement and under the Certificate of Incorporation for the increase of the number of authorized shares of our common stock.

The above transactions were conducted as private placements exempt from registration requirements pursuant to Regulation S of the Securities Act of 1933, as amended.

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Series F Preferred Stock

On June 20, 2025, Cyclacel Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Investors agreed to purchase from the Company an aggregate of 3,000,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of the Company at a purchase price of $1.00 per share for aggregate gross proceeds of $3,000,000, subject to the terms and conditions of the Purchase Agreement. In connection with the transaction, the Company issued a series A common stock purchase warrant, series B common stock purchase warrant and series C common stock purchase warrant to each Investor (collectively, the “Warrants”). The proceeds of the transaction will be used for general corporate and operating purposes.

The Investors agreed to invest a total of $3,000,000 at the closing of the transactions under the Purchase Agreement in exchange for an aggregate of 3,000,000 shares of Series F Preferred Stock and 1,962,000 Warrants, which occurred on or about June 20, 2025 (the “Closing”).

Each share of Series F Preferred Stock is convertible into 0.218 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). In no event will the Series F Preferred Stock be convertible into Common Stock in a manner that would result in each Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series F Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Capital Market (“Nasdaq”); and (ii) 4.99% of the number of shares of Common Stock outstanding immediately before the original issue date (the “Series F Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to the Investors upon conversion of the Series F Preferred Stock.

The series A common stock purchase warrants entitle each Investor to purchase 218,000 shares of Common Stock of the Company at an exercise price of $7.65 per share with an expiration date five years from the date of issuance. The series B common stock purchase warrants entitle each Investor to purchase 218,000 shares of Common Stock of the Company at an exercise price of $9.00 per share with an expiration date five years from the date of issuance. The series C common stock purchase warrants entitle each Investor to purchase 218,000 shares of Common Stock of the Company at an exercise price of $10.20 per share with an expiration date five years from the date of issuance.

Pursuant to the Purchase Agreement, the Company filed a certificate of designations (the “Series F Certificate of Designations”) with the Secretary of State of Delaware designating the rights, preferences and limitations of the shares of the Series F Preferred Stock on June 20, 2025. The Series F Certificate of Designations provides, in particular, that the Series F Preferred Stock will vote together with the Common Stock on an as-converted basis, subject to the Series F Ownership Limitation, subject further to adjustments for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions.

The holders of Series F Preferred Stock will be entitled to participate in any dividends made on shares of Common Stock (on an as-converted basis) if and when such dividends are declared. Upon any liquidation or sale of the Company or all or substantially all of its assets, the holders of the Series F Preferred Stock will be entitled to receive pari passu with the other holders of preferred stock, prior to and in preference to any distribution to holders of Common Stock, an amount equal to $1.00 per share, the stated value of the Series F Preferred Stock, then held by them plus any accrued but unpaid dividends. Thereafter, the remaining assets of the Company will be distributed to the holders of Common Stock until such holders receive a return of their capital originally contributed, and thereafter, any remaining assets will be distributed to all holders of Common Stock and preferred stock pro rata based on the number of shares held on an as-converted basis. The above transactions were conducted as private placements exempt from registration requirements pursuant to Regulation S of the Securities Act of 1933, as amended.

Commitment Shares

On February 5, 2025, the Company entered into a securities purchase agreement (the “Helena Purchase Agreement”) with Helena Special Opportunities 1 Ltd. (“Helena”), pursuant to which the Company, subject to the restrictions and satisfaction of the conditions in the Helena Purchase Agreement, has the right, but not the obligation, to sell to Helena, and Helena is obligated to purchase, up to the lesser of (i) $25 million of newly issued shares (the “Purchase Shares”) of the Company’s Common Stock and (ii) the Exchange Cap (as defined below). As consideration for Helena’s execution and delivery of the Helena Purchase Agreement, the Company has agreed to issue to Helena a number of shares of Common Stock having a value equal to $125,000 (the “Commitment Shares”). In furtherance of the foregoing, (i) the Company shall issue to Helena on the trading day immediately following execution of the Helena Purchase Agreement, a number of shares of Common Stock equal to the amount obtained by dividing $62,500 by the volume weighted average price of the Common Stock over the three (3) trading days preceding the date of the Helena Purchase Agreement, and (ii) on the day that is 90 days following the execution date the Company shall issue to Helena a number of shares of Common Stock equal to the amount obtained by dividing $62,500 by the volume weighted average price of the Common Stock over the three (3) trading days preceding the 90th day following the execution date. The average of the volume weighted average prices of the Common Stock determined in accordance with clauses (i) and (ii) of the foregoing sentence shall be referred to as the “Commitment Share Reference Price” and the sum of the shares issued pursuant to clauses (i) and (ii) of the foregoing sentence shall be referred to as the “Original Commitment Fee Share Amount”. If the closing price of the Common Stock on the trading day immediately preceding the one-year anniversary of the execution date is less than the Commitment Share Reference Price, the Company shall issue to Helena additional shares of Common Stock as Commitment Shares (the “Make-Whole Shares”) promptly following such one-year anniversary. The amount of Make-Whole Shares to be issued shall be equal to the quotient obtained by dividing (a) $125,000, by (b) the closing price of the Common Stock on the trading day immediately preceding the one-year anniversary of the execution date, minus the Original Commitment Fee Share Amount. In lieu of delivering the Make-Whole Shares, the Company may elect to pay to Helena the cash value of the Make-Whole Shares by paying to Helena a cash payment equal to the closing price of the Common Stock on the trading day immediately preceding the one-year anniversary of the execution date multiplied by the Make-Whole Share Amount. On February 11, 2025, the Company issued 181,951 shares of Common Stock to Helena representing the first tranche of the Commitment Shares.

The Company does not have a right to commence any sales of Common Stock to Helena under the Helena Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to Helena set forth in the Helana Purchase Agreement have been satisfied, including that a registration statement covering the resale of the Purchase Shares is declared effective by the SEC and the final form of prospectus contained therein is filed with the SEC.

In no event shall the Company issue or sell any shares of Common Stock pursuant to the Helena Purchase Agreement to the extent that after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Helena Purchase Agreement (including the Commitment Shares) exceed 19.99% of the total number of shares of Common Stock issued and outstanding immediately preceding the execution of the Helena Purchase Agreement (the “Exchange Cap”), subject to adjustment as set forth in the Helena Purchase Agreement, unless and until (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) the average price paid for all shares of Common Stock issued under the Helena Purchase Agreement (including Commitment Shares) is equal to or in excess of the lower of (A) the closing price on The Nasdaq Capital Market on February 5, 2025 and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding February 5, 2025, as calculated in accordance with the rules of The Nasdaq Capital Market, such that the sales of such Common Stock to Helena would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

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The Commitment Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Common Stock

On February 11, 2025, David E. Lazar, our interim co-Principal Financial Officer and Principal Accounting Officer and former interim Chief Executive Officer, entered into a securities purchase agreement (the “Wong Purchase Agreement”) with Datuk Dr. Doris Wong Sing Ee, our Chief Executive Officer and Executive Director, pursuant to which Dr. Wong agreed to purchase 1,000,000 shares of Series C Convertible Preferred Stock of the Company, $0.0001 par value per share (the “Series C”) and such number of the 2,100,000 shares of Series D Convertible Preferred Stock of the Company, $0.0001 par value per share (the “Series D”) held by Mr. Lazar so that Dr. Wong shall hold seventy percent (70%) of the issued and outstanding shares of the Company, which resulted in the issuance of 1,745,262 shares of Series D (collectively, the Series C and Series D are the “Lazar Securities”). The transaction contemplated by the Wong Purchase Agreement closed on February 26, 2025.

In consideration for the sale of the Lazar Securities, Dr. Wong delivered $6,300,000 less the holdback amount of $100,000 to the escrow agent. The Purchase Price included a cash brokerage fee in the amount of $800,000 paid to Lighthouse Advisory Limited. The holdback amount will be held back by Dr. Wong for 120 days from the closing date to satisfy any indemnity and other agreed upon claims and expenses.

The Lazar Securities were convertible into shares of Common Stock at the election of Dr. Wong. On the closing date, Dr. Wong exercised the conversion rights related to the Series C and Series D shares into Common Stock as follows: (i) the conversion of 1,000,000 shares of Series C into 2,650,000 shares of Common Stock; and (ii) the conversion of 1,745,262 shares of Series D into 191,978,820 shares of Common Stock, or an aggregate of 194,628,820 shares of Common Stock.

The Lazar Securities were sold in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Prior to the transaction, Dr. Wong had no affiliation with the Company. Dr. Wong is not in the business of purchasing and selling securities and did not acquire the Series C and Series D with the intent to distribute them on behalf of the Company. The transaction with Mr. Lazar was a negotiated arm’s length bona fide transaction.

On April 2, 2025, David Lazar exercised his conversion rights with respect to his 354,738 Series D shares in exchange for 39,021,180 shares of Common Stock.

MANAGEMENT

The Board of Directors

Our charter provides that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of three classes, as set forth below. We also have two directors who are elected by holders of our Series E Preferred Stock (the “Preferred Stock”).

Effective as of February 26, 2025, the Board of Directors appointed Datuk Dr. Doris Wong Sing Ee, as Chief Executive Officer and, in such role, she will serve as the Company’s principal executive officer. Datuk Dr. Doris Wong Sing Ee was also elected to the Board of Directors as an Executive Director of the Company as of that date.

Effective as of February 26, 2025, the Board appointed Kiu Cu Seng, as Chief Financial Officer and, in such role, he will serve as the Company’s principal financial office and as Executive Director and Secretary. The Company’s Board of Directors also appointed Mr. Kiu as Executive Director and Secretary.

Effective as of April 2, 2025, the following persons were elected by the holders of the Series E Preferred Stock to serve on the Board of Directors, Dr. Satis Waran Nair Krishnan and Inigo Angel Laurduraj.

Set forth below are the names of the persons who are nominated as directors for election at the annual meeting as well as the directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position
Datuk Dr. Doris Wong	43	Chief Executive Officer and Executive Director
Kiu Cu Seng	36	Chief Financial Officer, Executive Director and Secretary
Kwang Fock Chong	46	Independent Director
Dr. Satis Waran Nair Krishnan	39	Independent Director
Inigo Angel Laurduraj	40	Independent Director

Board Diversity Matrix (as of April 24, 2025)

This table provides information on the diversity of our current Board of Directors:

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Total Number of Directors	Female	Male
Part I: Gender Identity
Directors	2	3

Part II: Demographic Background
African American or Black	0	0
Hispanic or Latinx	0	0
Asian	2	3
White	0	0

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Datuk Dr. Doris Wong. Datuk Dr. Wong brings more than 20 years of management experience to her roles as Chief Executive Officer and Executive Director of the Company across various industries ranging from oil and gas, property development, solar, engineering, advertising, food and beverage, raw materials and more. She specializes in business development, strategic consultancy and corporate advisory in mergers and acquisition and joint venture across Malaysia, Singapore, China, Japan, Thailand and Indonesia. Since October 2020, Datuk Dr. Wong has been serving as an Executive Director of Metronic Global Bhd, an investment holding company, where she has been optimizing financial operations, establishing business goals, advising the board of directors on organizational activities and executing special business projects. She has also been involved in various investment opportunities in business diversification, generating new revenue and increasing shareholders’ wealth.

Datuk Dr. Wong has also been serving as the Executive Director of BSL Corporation Berhad (KLSE: BSLCORP) since May 2024, a public listed company with its business segments constituting stamping and manufacturing of precision metal parts and fabrication of tools and dies, printed circuit boards (PCB) assembly of all types of electronics and electrical components, devices and systems, fabrication and forging of base metal components for consumer products. Datuk Dr. Wong served as an independent director and member of the audit committee and the compensation committee of Energem Corp from its initial public offering on November 16, 2021 until her appointment as Executive Director on January 27, 2023. Following Energem Corp’s completion of a series of transactions that resulted in its business combination with Graphjet Technology Sdn. Bhd. (Nasdaq: GTI), a Malaysian private limited company (“Graphjet”) on March 14, 2024, Datuk Dr. Doris Wong Sing Ee served as a director of Graphjet until January 6, 2025.

Since February 2017, Datuk Dr. Wong has been a non-independent non-executive director at Trive Property Group Bhd (0118.KL). Previously, from January 2019 to September 2020, Datuk Dr. Wong served as Chief Corporate Officer in Metronic Engineering Sdn. Bhd. (0043.KL) where she oversaw HR operations, set objectives for the HR team and helped shape the brand strategy of the company. Datuk Dr. Wong served as General Manager from 2015 to 2016 in Dai-Ichi Kikaku Sdn. Bhd. where she was overseeing and handling business development, client strategy and direction, creative, production, media planning, procurement and research. From 2012 to 2015, Datuk Dr. Wong served as Strategic Business Consultant for JLPW Law Firm where she handled mergers and acquisitions and joint venture deals internationally for various industries and from 2002 to 2012, Datuk Dr. Wong started her career as a Managing Director at Niagamatic Sdn. Bhd., where she controlled all business operations to give strategic guidance and directions to the board and staff to ensure the company achieved its financial vision, mission and long-term goals.

Kiu Cu Seng. Mr. Kiu brings significant accounting and audit experience involving publicly listed companies during his years working with accounting standards. Mr. Kiu served as Energem Corp’s Chief Financial Officer from August 12, 2021 through its completion of a series of transactions that resulted in its business combination with Graphjet on March 14, 2024. Since March 2021, Mr. Kiu has served as Group Accountant for BCM Alliance Bhd, Sanichi Technology Bhd. and Trive Property Group Bhd. His responsibility is on group consolidation issues. From June 2019 to February 2021, Mr. Kiu served as Manager in SBY & Partners PLT (formerly known as Siew Boon Yeong & Associates) an established professional accounting organization providing a comprehensive range of services ranging from audit and assurance, taxation and accounting where he specialized in auditing matters.

From June 2017 to February 2019, Mr. Kiu served as a Senior Auditor with Siew Boon Yeong & Associates. Prior to that, from December 2016 to June 2017, Mr. Kiu served as a semi-senior auditor at the corporate compliance firm, Z. AMIN and he started his career in 2013 until December 2016 with YTS & Associate. Mr. Kiu graduated from Infrastructure University Kuala Lumpur in the year 2013 with a bachelor’s degree (with Honors) in Accounting and from Kuala Lumpur Infrastructure University College with a Diploma in Accounting in 2009.

Kwang Fock Chong. Mr. Chong is a Chartered Accountant in Malaysia, and brings nearly 20 years of working experience to the Company. He served as an Independent Director, Chair of the Audit Committee and member of the Compensation Committee of Energem Corp since its initial public offering on November 16, 2021 until its business combination with Graphjet on March 14, 2024. His experience includes auditing of public listed companies, multinationals and private limited companies in various industries. Other than conducting statutory audit in Malaysia, he also performed audit for companies based in China and the AIPAC region. He was also involved in Reporting Accountants’ engagement on initial public offering exercise, due diligence, reviewing financial forecast and projections.

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Mr. Chong serves as Auditor and Partner of KHLC PLT where his main responsibility is reviewer and signing partner since October 2020. From July 2014 to September 2020, Mr. Chong served as Auditor and Partner of SBY Partners PLT that provides audit and assurance services where his main responsibilities were to serve as reviewing and signing partner. Mr. Chong received his Diploma in 2002 from Tunku Abdul Rahman College in Financial Accounting and achieved his Association of Chartered Certified Accountants certification in 2005.

Dr. Satis Waran Nair Krishnan. Dr. Krishnan is a Medical Doctor at Centric Health in Drogheda, County Louth, Ireland. Dr. Krishnan is a highly experienced practitioner originally from Malaysia. Dr. Krishnan joined Centric Health in Ireland September 2023. Prior to that, from 2010 to August 2023, Dr. Krishnan was a Doctor in the public health field for the Ministry of Health Malaysia, With a decade of practice in Malaysia and training in Dermatology from the Association of Family Physicians of Malaysia (AFPM) and the Institute of Dermatology in Bangkok, Thailand, Dr. Krishnan brings a wealth of expertise to our team. Dr. Nair is proficient in English, Russian and Ukrainian, he is dedicated to providing patient-centered care and promoting overall well-being. Dr. Krishnan received his medical degree in 2010 and a Professional Diploma of General Dermatology in 2023.

Inigo Angel Laurduraj. Ms. Laurduraj brings extensive audit and accounting services to the Company over her 20 years in that industry. Ms. Laurduraj served as a Senior Accounting Manager at IOI Oleochemicals Sdn. Bhd., an edible oil refining and oleochemicals company for 11 years from 2007 through 2018. Prior to that, she served from 2005 through 2005 as an Auditor for Moore Stephens (now Moore Global), a global firm operating in 114 countries specializing in accounting and finance services, audit and assurance, fund services, private client services, corporate services, and tax services. Ms. Laurduraj earned an Association of Chartered Certified Accountants (ACCA) in 2015 and a Bachelor of Arts in Accounting in 2014.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board of Directors has determined that each of the following directors is an “independent director” as such term is defined by rules of The Nasdaq Stock Market, Inc., or Nasdaq:

●	Kwang Fock Chong,

●	Dr. Satis Waran Nair Krishnan, and

●	Inigo Angel Laurduraj

In connection with Ms. Laurduraj and Dr. Krishnan’s appointment, as well as the Board of Directors appointment of Mr. Kwang Fock Chong as independent director on February 26, 2025, on April 2, 2025, the Board of Directors also approved the following committee appointments after a thorough review of all of the candidates’ backgrounds, relevant experience and professional and personal reputations:

●	Audit Committee — Kwang Fock Chong (Chair); Inigo Angel Laurduraj; and Dr. Satis Waran Nair Krishnan

●	Compensation and Organization Committee — Inigo Angel Laurduraj (Chair); Kwang Fock Chong; and Dr. Satis Waran Nair Krishnan

●	Nominating and Governance Committee — Dr. Satis Waran Nair Krishnan (Chair), Kwang Fock Chong and Inigo Angel Laurduraj

The Board also determined that each of Kwang Fock Chong, Inigo Angel Laurduraj, and Dr. Satis Waran Nair Krishnan also satisfy the additional requirements of financial literacy and audit committee independence for audit committee service under the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

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Committees of the Board of Directors and Meetings

Meeting Attendance. During fiscal 2024, there were 31 meetings of our Board of Directors, and the Compensation and Organization Development Committee, the Audit Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee met collectively a total of 9 times. No director attended fewer than 80% of the total number of meetings of the Board of Directors or of the committees of the Board of Directors on which they served during fiscal 2024. We have adopted a policy encouraging our directors to attend annual meetings of stockholders. All of our then directors attended our annual stockholders’ meeting held on June 21, 2024. Each of the committees of the Board of Directors is described below.

Audit Committee. Our Audit Committee met 5 times during fiscal 2024. The Audit Committee during such period had four members: Karin L. Walker (Chair), Dr. Christopher Henney, Dr. Samuel L. Barker and Dr. Robert J. Spiegel. Karin L. Walker was appointed as Chairman of the Audit Committee on February 18, 2021. All members of the Audit Committee satisfy the current independence standards promulgated by Nasdaq and the SEC, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Karin L. Walker is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. For additional information, please see the report of the Audit Committee set forth elsewhere in this proxy statement. A copy of the Audit Committee’s written charter is publicly available on our website at www.cyclacel.com.

Compensation and Organization Development Committee. Our Compensation and Organization Development Committee met once during fiscal 2024. The Compensation and Organization Development Committee was composed entirely of directors who are not our current or former employees, all of whom qualify as independent under the definition promulgated by Nasdaq and the SEC. The Compensation and Organization Development Committee currently has three members: Dr. Samuel L. Barker (Chairman), Dr. Christopher S. Henney and Dr. Kenneth M. Ferguson. These members of the Compensation and Organization Development Committee have resigned and the current members of the Nominating and Corporate Governance Committee are Dr. Satis Waran Nair Krishnan and Inigo Angel Laurduraj. Our Compensation and Organization Development Committee’s role and responsibilities are set forth in its written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation and Organization Development Committee also administers our 2020 Inducement Equity Incentive Plan, our 2018 Equity Incentive Plan, our 2015 Equity Incentive Plan and our Amended and Restated 2006 Equity Incentive Plan, as amended. Our Compensation and Organization Development Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. A copy of the Compensation and Organization Development Committee’s written charter is publicly available on our website at www.cyclacel.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met once during fiscal 2024. The Nominating and Corporate Governance Committee consisted of Dr. Christopher S. Henney (Chairman), Karin L. Walker and Dr. Robert J. Spiegel, all of whom qualify as independent under the definition promulgated by Nasdaq and the SEC. Dr. Brian Schwartz resigned from the Nominating and Corporate Governance Committee when appointed interim Chief Medical Officer on January 25, 2024. These members of the Nominating and Corporate Governance Committee have resigned and the current members of the Nominating and Corporate Governance Committee are Dr. Satis Waran Nair Krishnan and Inigo Angel Laurduraj. The functions of the Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee’s charter and include evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees, evaluating and making recommendations as to potential candidates, and evaluating the performance of the Board of Directors. Generally, our Nominating and Corporate Governance Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating and Corporate Governance Committee will evaluate a candidate’s qualifications in accordance with its guiding principles as set forth in the Nominating and Corporate Governance Committee’s written charter.

Additionally, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, professional experience, age, gender, ethnicity and country of citizenship on our board of directors and its committees.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our By-Laws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.cyclacel.com.

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Science and Technology Committee. The Science and Technology Committee, which met twice during fiscal 2024, consists of Dr. Robert J. Spiegel (Chairman), Dr. Samuel L. Barker, Dr. Kenneth M. Ferguson and Dr. Brian Schwartz.

The responsibilities of the Science and Technology Committee are set forth in the Science and Technology Committee’s charter and include providing oversight on behalf of the Board of Directors of our overall strategic direction and investment in research and development (“R&D”) and technological and scientific initiatives. The Science and Technology Committee also assists the Board of Directors and our management in evaluating the risks and potential commercial value of technical profiles regarding our R&D programs and technology, as they might impact our business performance, growth and competitive position.

Board Leadership Structure

At present, Datuk Dr. Doris Wong serves as the Chairman of our Board of Directors, Chief Executive Officer and Executive Director. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to re-examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Role in Risk Oversight

Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management’s approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives and risks associated with our clinical trials, to improve long-term organizational performance and enhance stockholder value. The involvement of the full Board of Directors in reviewing our strategic objectives and plans, including with respect to our clinical trials, is a key part of the Board of Directors’ assessment of management’s approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us.

While the Board of Directors has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board of Directors assist it in fulfilling that responsibility. Notably, the Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, the Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks and the Compensation and Organization Development Committee assists the Board of Directors in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Policy Prohibiting Hedging

Our Insider Trading Policy provides that no employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option or a short sale (including a short sale “against the box”), or engage in hedging transactions (including “cashless collars”).

Stockholder Communications to the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (908) 517-7330 or e-mail at ir@cyclacel.com. However, stockholders wishing to submit written communications directly to the Board of Directors should send their communications to our Secretary, Kiu Cu Seng, Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8, Jalan Kerinchi, Kuala Lumpur, Malaysia 59200. All stockholder communications will be considered by the independent members of our Board of Directors. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

●	junk mail and mass mailings;

●	resumes and other forms of job inquiries;

●	surveys; and

●	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any independent director upon request.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the compensation paid or accrued during the last two fiscal years ended December 31, 2023 and 2024 to (1) our Chief Executive Officer and Executive Director, (2) our Executive Vice President, Finance, Chief Financial Officer and Chief Operating Officer, and (3) our former Senior Vice President and Chief Medical Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Spiro Rombotis, President and Chief Executive Officer	2024	560,131	0	0	24,869	585,000
	2023	560,131	0	48,581	52,337	661,049

Paul McBarron, Executive Vice President, Finance, Chief Financial Officer, Chief Operating Officer, Secretary(3)	2024	312,615	0	0	21,008	333,623
	2023	304,214	0	31,003	17,398	352,615

Mark Kirschbaum, MD, Former Senior Vice President and Chief Medical Officer(4)	2024	30,365	0	0	0	30,365
	2023	396,760	0	31,003	52,855	480,618

(1)	These amounts represent the aggregate grant date fair value for option awards computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. Options were granted during the year ended December 31, 2023 to Spiro Rombotis, Paul McBarron, and Mark Kirschbaum in the amounts of 7,333 shares, 4,680 shares, and 4,680 shares, respectively.

(2)	Consists of the following for all executive officers: Payments for private medical and health insurance, life insurance and permanent health insurance; and matching contributions made under the Company’s U.S. 401(k) Plan and U.K. Group Personal Pension Plan.

(3)	Mr. McBarron’s compensation was translated from British pound sterling to the U.S. dollar using the exchange rates of 1.27795 as of December 31, 2024 and 1.24361 as of December 31, 2023.

(4)	Dr. Kirschbaum was terminated as Chief Medical Officer on January 25, 2024.

Narrative Disclosure to Summary Compensation Table

The Compensation and Organization Development Committee of our Board of Directors makes decisions regarding the compensation of our Chief Executive Officer and Executive Director. The Compensation and Organization Development Committee is composed entirely of independent directors and meets in executive sessions to discuss and formulate its recommendations for the Chief Executive Officer’s base salary and bonus. The Compensation and Organization Development Committee does not rely solely on any predetermined formula or a limited set of criteria in evaluating the Chief Executive Officer’s performance for the year but does consider the achievement of preset goals as part of its deliberations.

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The evaluation is based on the Chief Executive Officer’s success in achieving his performance goals, which include financial, strategic and leadership objectives. The Chief Executive Officer also provides the Compensation and Organization Development Committee with a self-review of his performance as part of the Company’s review process. The Compensation and Organization Development Committee also approves the annual compensation (including base salary, bonus, and stock-based compensation) for our other named executive officers based on:

●	the executive’s scope of responsibilities;

●	an informed market assessment of competitive practices for similar roles within peer group companies;

●	evaluations of performance for the year, as assessed by the Chief Executive Officer, supported by the Company’s performance review process and the executive’s self-assessment; and

●	recommendations by our Chief Executive Officer for each named executive officer with respect to base salary, cash bonus, and stock-based compensation.

The Compensation and Organization Development Committee is authorized to engage and retain independent consultants and other experts to assist in fulfilling its responsibilities, and the Committee engages periodically an external consultant to provide independent verification of market position and ensure the appropriateness of executive compensation.

During the most recent year ended December 31, 2024, the Board of Directors and the Compensation and Organization Development Committee reviewed the annual compensation for our executive officers and made no changes.

We did not grant stock options or restricted stock units to Spiro Rombotis and Paul McBarron during the year ended December 31, 2024.

Spiro Rombotis, President and Chief Executive Officer. On April 28, 2023, we entered into a two-year employment agreement with Mr. Spiro Rombotis, effective January 1, 2023 and which terminated on January 6, 2025 coinciding with his resignation. Mr. Rombotis was paid an annual base salary of $560,131 for the year ending December 31, 2024 and $560,131, for the year ending December 31, 2023, respectively. In addition, Mr. Rombotis agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Paul McBarron Executive Vice President, Finance, Chief Financial Officer, Chief Operating Officer, Secretary. On April 28, 2023, we entered into a two-year employment agreement with Mr. McBarron, effective January 1, 2023 and which terminated on January 6, 2025 coinciding with his resignation. Mr. McBarron was paid an annual base salary of £244,622, or $312,615 for the year ending December 31, 2024 and £244,622, or $304,214, for the year ending December 31, 2023, respectively. In addition, Mr. McBarron agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Mark Kirschbaum, Former Senior Vice President and Chief Medical Officer. On October 17, 2020, we entered into an employment agreement with Dr. Mark Kirschbaum, effective October 23, 2020. We terminated Dr. Kirschbaum’s employment on January 25, 2024. Prior to his termination, Dr. Kirschbaum’ annual base salary was $396,760. Dr. Kirschbaum was paid an annual base salary of $30,365 for the partial year ending December 31, 2024 and $396,760 for the year ending December 31, 2023. Dr. Kirschbaum also agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions. Except as described below, there have been no transactions during our last two fiscal years with our directors and officers and beneficial owners of more than 5% of our voting securities and their affiliates.

On December 21, 2023, in an insider private placement, we entered into an Insider Securities Purchase Agreement pursuant to which we agreed to sell in a private placement (i) 25 shares of common stock and warrants to purchase 25 shares of common stock, on the same terms as the unregistered warrants issued to certain institutional investors (the “Purchasers” and such warrants, the “Private Warrants”), to Spiro Rombotis, our Chief Executive Officer, and (ii) 8 shares of common stock and warrants to purchase 8 shares of common stock on the same terms as the Private Warrants issued to the Purchasers in the Offerings to Paul McBarron, our Executive Vice President-Finance, Chief Financial Officer and Chief Operating Officer. Each such share of common stock and accompanying warrant was sold at a purchase price of $795.60, which was the same purchase price for the shares of common stock sold in a concurrent registered direct offering.

On January 2, 2025, we entered into a Securities Purchase Agreement (the “Lazar Purchase Agreement”) with David E. Lazar, our former interim Chief Executive Officer, principal financial officer, principal accounting officer and secretary, pursuant to which he agreed to purchase from the Company 1,000,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and 2,100,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred Stock” and, together with the Series C Preferred Stock, the “Preferred Stock”) of the Company at a purchase price of $1.00 per share for aggregate gross proceeds of $3.1 million, subject to the terms and conditions of the Lazar Purchase Agreement. Mr. Lazar agreed to pay $1,000,000 at the initial closing of the transactions under the Lazar Purchase Agreement in exchange for 1,000,000 shares of Series C Preferred Stock which occurred on January 6, 2025. Upon Company February 6, 2025, Mr. Lazar paid an additional $2,100,000 in exchange for 2,100,000 shares of Series D Preferred Stock.

In connection with the signing of the Lazar Purchase Agreement, Mr. Spiro Rombotis and Mr. Paul McBarron resigned as Chief Executive Officer and Chief Financial Officer, respectively, of the Company and Dr. Robert Spiegel, Dr. Christopher Henney, Dr. Brian Schwartz, Dr. Kenneth Ferguson and Ms. Karin Walker (together, the “Resigning Directors”) also resigned as members of our board of directors effective as of the signing of the Lazar Purchase Agreement. On January 2, 2025, the Company entered into settlement agreements with the Resigning Directors effective as of the signing of the Lazar Purchase Agreement. Pursuant to the terms of such settlement agreements, each Resigning Director resigned his or her position as a member of the Board of Directors, and any positions held on committees of the Board of Directors and received his or her accrued Board fees in full consideration of the release of claims against the Company and other promises and covenants set forth in such settlement agreements.

On January 2, 2025, the Company entered into a settlement agreement with Mr. Rombotis whereby Mr. Rombotis agreed to provide transition services to the Company in his capacity as a member of the Board of Directors through the filing of the Company’s Annual Report on Form 10-K for the year ended 2024. On January 2, 2025, the Company also entered into a settlement agreement with Mr. McBarron, whereby Mr. McBarron agreed to provide transition services to the Company in his capacity as a member of the Board of Directors through the filing of the Company’s Annual Report on Form 10-K for the year ended 2024. In consideration for entering into such settlement agreements, the Company agreed to pay Mr. Rombotis and Mr. McBarron payments of $279,415.50 and $165,164.50, respectively, as soon as practicable, and three months later a further one-time payment of $279,415.50 and $165,164.50 either in cash or through the issuance of common stock, respectively, in full consideration of the release of claims against the Company and other promises and covenants set forth in their settlement agreements, respectively, and the Lazar Purchase Agreement.

On February 11, 2025, Mr. Lazar entered into a securities purchase agreement (the “Wong Purchase Agreement”) with an investor, Datuk Dr. Wong pursuant to which Datuk Wong agreed to purchase 1,000,000 shares of Series C Convertible Preferred Stock of the Company, and 1,745,262 of the 2,100,000 shares of Series D Convertible Preferred Stock of the Company, currently held by Mr. Lazar so that Datuk Wong would hold seventy percent (70%) of the fully diluted issued and outstanding shares of the Company. The Wong Purchase Agreement closed on February 26, 2025 (the “Closing Date”). Additionally, Datuk Wong succeeded to all of Mr. Lazar’s rights and interests under Lazar Purchase Agreement.

The Securities were convertible into shares of the common stock, par value $0.001 per share (the “Common Stock”) of the Company at the election of Datuk Wong as follows: (i) the 1,000,000 shares of the Series C wee convertible into 11,041 shares of Common Stock, and (ii) 1,745,262 of the Series D were convertible into 799,911 shares of Common Stock. On the Closing Date, Datuk Wong exercised the conversion rights related to the Series C and Series D shares into Common Stock in full resulting in Datuk Wong owning 810,953 shares of Common Stock.

On February 26, 2025, Mr. Lazar provided notice of his resignation as Chief Executive Officer and Secretary of the Company and agreed to continue his role as co-principal financial officer and co-principal accounting officer to assist with the transition of the Company’s new Chief Financial Officer, until the filing date of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2024.

In addition, on February 26, 2025, Samuel L. Barker resigned from our board of directors and entered into a settlement agreement with the Company whereby the Company paid him all of his accrued board fees.

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SELLING SHAREHOLDERS

The Selling Shareholders may from time to time offer and sell any or all of the Securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Securities other than through a public sale.

The following table sets forth, as of April 23, 2025, the names of the Selling Shareholders, the aggregate number of shares of common stock and preferred stock held by each Selling Shareholder immediately prior to any sale of the securities, the number of securities that may be sold by each Selling Shareholder under this prospectus, and the aggregate number of shares of common stock and preferred stock that each Selling Shareholder will beneficially own after this offering, and is based on information provided to us by the Selling Shareholders. Percentage ownership of outstanding shares of common stock and preferred stock is based on 246,357,569 shares of common stock and 135,537 shares of preferred stock issued and outstanding.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of the securities. In particular, the Selling Shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Securities after the date on which they provided us with information regarding their Securities. Any changed or new information given to us by the Selling Shareholders, including regarding the identity of, and the Securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

We have been advised that each of these Selling Shareholders acquired our Securities in the ordinary course of business, not for resale, and that none of these Selling Shareholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related Securities.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Shareholders’ method of distributing the Securities.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Under the terms of the Series E Preferred Stock, an applicable Selling Stockholder may not convert into common stock to the extent such exercise would cause such Selling Stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed the Series E Ownership Limitation of our then outstanding common stock following such exercise pending the removal of such Series E Ownership Limitation. The number of shares in the second column does not reflect this limitation.

The following table does not show the retrospective effects of the Company’s one-for-sixteen reverse stock split of its common stock on May 12, 2025, and subsequently its one-for-fifteen reverse stock split on July 7, 2025.

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	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered		Shares Beneficially Owned After Offering
Name of Selling Shareholders(1)	Number of Shares of Common Stock	Number of Shares of Preferred Stock	Number of Shares of Common Stock Being Offered(2)	Number of Shares of Preferred Stock Being Offered	Percentage of Outstanding Shares of Common Stock(2)	Number of Shares of Preferred Stock(2)	Percentage of Outstanding Shares of Preferred Stock(2)
David Lazar	39,021,180	-	-	-	10.24%
Armistice Capital Master Fund Ltd.(3)	24,844,725	-	24,844,725	-	6.52%	-	-
Ho Kee Wee(4)	27,500,000	250,000	27,500,000	-	7.21%	-	-
Tan Kok Hui(5)	27,500,000	250,000	27,500,000	-	7.21%	-	-
Suria Sukses Engineering Sdn. Bhd.(6)	27,500,000	250,000	27,500,000	-	7.21%	-	-
Ho Jien Shiung(7)	27,500,000	250,000	27,500,000	-	7.21%	-	-
Datuk Dr. Doris Wong Sing Ee(8)	194,628,820	-	35,000,000	-	51.06%	-	-

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1) Unless otherwise indicated, the address of each beneficial owner listed below is c/o Cyclacel Pharmaceuticals, Inc., Cyclacel Pharmaceuticals, Inc., Level 10, Tower 11, Avenue 5, No. 8 Jalan Kerinchi, 59200 Kuala Lumpur, Malaysia.

(2) Assumes the sale of all shares of Common Stock being offered pursuant to this prospectus.

(3) Armistice Capital Master Fund Ltd. (“Armistice”) and the Company entered into that certain Warrant Exchange Agreement dated January 2, 2025 (“Warrant Exchange Agreement”), pursuant to which they agreed to exchange certain Exchanged Warrants (as defined in the Warrant Exchange Agreement) previously acquired by Armistice for 24,844,725 shares of common stock and cash consideration. The address for Armistice is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, New York 10022. Armistice is a Cayman Islands exempted company operating as a hedge fund focused primarily on the health care and consumer sectors. We have been advised that Steven Boyd has power to vote or direct the vote and power to dispose or to direct the disposition of all securities owned directly by Armistice. We have been advised that Armistice is a member of the Financial Industry Regulatory Authority (“FINRA”), or an independent broker-dealer, and that neither Armistice nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

(4) Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Ho Kee Wee, as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock.

(5) Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Tan Kok Hui, as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock.

(6) Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Suria Sukses Engineering Sdn. Bhd. (“Suria”), as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock. The address for Suria is 26-13A Stellar Suites, Jalan Puteri 4/7, Bandar Puteri, 47100 Puchong, Selangor, Malaysia. Suria is in the business of production of the Giant HVLS fan in Malaysia sold under the brand Suria Giant Fan. We have been advised that Chen Choon Seng has power to vote or direct the vote and power to dispose or to direct the disposition of all securities owned directly by Suria.

(7) Based solely on Securities Purchase Agreement dated March 21, 2025 between the Company and Ho Jien Shiung, as filed within the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2025 for the purchase of 250,000 shares of Series E Preferred Stock that are convertible into 27,500,000 shares of common stock.

(8) The Company’s Chief Executive Officer, Datuk Dr. Doris Wong Sing Ee is the Majority Stockholder referred to herein who controls the management and affairs of the Company, and currently can control matters requiring the approval by the Company’s stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of its assets, and any other significant corporate transaction.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue up to Six Hundred Million (600,000,000) shares of common stock, par value $0.001 per share pursuant to an amendment to our Amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) filed on April 25, 2025, to increase the number of authorized shares of the Company’s common stock from two hundred fifty million (250,000,000) to six hundred million (600,000,000).

We are authorized to issue up to Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which One Hundred and Thirty-Five Thousand Two Hundred and Seventy Three (135,273) shares were designated as “6% Convertible Exchangeable preferred stock; Two Hundred and Sixty Four (264) shares were designated as Series A Preferred Stock”; One Million (1,000,000) shares were designated as “Series E Preferred Stock” as of April 23, 2025; and Three Million (3,000,000) shares were designated as “Series F Preferred Stock” as of August 20, 2025. Pursuant to the terms of our Certificate of Incorporation, upon conversion of shares of Preferred Stock, such shares so converted are cancelled and not issuable.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any outstanding shares of preferred stock.

Transfer Agent – Our transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.

Listing – Our common stock is listed for quotation on The Nasdaq Capital Market under the symbol “CYCC.”

Delaware Law and Certain Charter and By-law Provisions – The provisions of (1) Delaware law, (2) our amended and restated certificate of incorporation, as amended, and (3) our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

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Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Classified Board of Directors; Removal of Directors for Cause. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is divided into three classes, each serving staggered three-year terms ending at the annual meeting of our stockholders. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our amended and restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For a special meeting, the notice must generally be delivered by the later of 90 days prior to the special meeting or ten days following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

Special Meetings of Stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.

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No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-Majority Stockholder Vote Required for Certain Actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of this prospectus entitled “Anti-Takeover Provisions” or to reduce the number of authorized shares of common stock or preferred stock. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, an 80% vote is also required for any amendment to, or repeal of, our amended and restated bylaws by the stockholders. Our amended and restated bylaws may be amended or repealed by a simple majority vote of the board of directors.

Preferred Stock

As of April 23, 2025, we had 135,273 shares of 6% Convertible Exchangeable Preferred Stock, 264 shares of Series A Preferred Stock, and 1,000,000 shares of Series E Preferred Stock issued and outstanding and no shares of our Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, or Series D Convertible Preferred Stock were outstanding as of April 23, 2025 (see further descriptions of each of the foregoing classes of preferred stock immediately below). The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designations relating to each respective series of preferred stock.

We have the authority to issue up to 5 million shares of preferred stock and to determine the terms of those shares of stock without any further action by our stockholders. The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board of directors. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series of preferred stock:

●	the number of shares constituting the series and the distinctive designation of the series;

●	dividend rates, whether dividends are cumulative, and, if so, from what date; and the relative rights of priority of payment of dividends;

●	voting rights and the terms of the voting rights;

●	conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

●	redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

●	sinking fund provisions for the redemption or purchase of shares;

●	rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

●	any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

If the Board of Directors exercises this power to issue preferred stock, it could be more difficult for a third party to acquire a majority of our outstanding voting stock and vote the stock they acquire to remove management or directors. Our amended and restated certificate of incorporation and amended and restated bylaws also provides staggered terms for the members of our Board of Directors. Under Section 141 of the Delaware General Corporation Law, our directors may be removed by stockholders only for cause and only by vote of the holders of a majority of voting shares then outstanding. These provisions may prevent stockholders from replacing the entire board in a single proxy contest, making it more difficult for a third party to acquire control of us without the consent of our Board of Directors. These provisions could also delay the removal of management by the Board of Directors with or without cause. In addition, our directors may only be removed for cause and amended and restated bylaws limit the ability of our stockholders to call special meetings of stockholders.

Series E Preferred Stock

As of April 23, 2025, we had 1,000,000 shares of Series E Preferred Stock issued and outstanding pursuant to a securities purchase agreement (the “Purchase Agreement”) dated March 21, 2025, with certain accredited investors (the “Investors”), pursuant to which the Investors agreed to acquire an aggregate of 1,000,000 shares of Series E Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company at a price of $1.00 per share, for aggregate gross proceeds of $1 million in a private placement (such transactions collectively, the “Private Placement”).

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Each share of Series E Preferred Stock is convertible into 110 shares of the Company’s common stock, par value $0.001 per share (“common stock”). In no event will the Series E Preferred Stock be convertible into common stock in a manner that would result in any particular Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of the Series E Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Stock Market (“Nasdaq”); and (ii) 4.99% of the number of shares of common stock outstanding immediately before the original issue date (the “Series E Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of common stock to the Investors upon conversion of the Series E Preferred Stock, as further discussed herein.

Series F Preferred Stock

A total of 3,000,000 shares of the Company’s Series F Preferred Stock were issued pursuant to a June 2025 Securities Purchase Agreement with certain accredited investors. The Company received proceeds of $3.0 million, net of issuance costs.

Each share of Series F Preferred Stock is convertible into 0.218 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). In no event will the Series F Preferred Stock be convertible into Common Stock in a manner that would result in each Investor or their transferees or their affiliates holding more than the lower of (i) the maximum percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series F Preferred Stock that can be issued to the holder without requiring a vote of the stockholders of the Company under the rules and regulations of The Nasdaq Capital Market (“Nasdaq”); and (ii) 4.99% of the number of shares of Common Stock outstanding immediately before the original issue date (the “Series F Ownership Limitation”), prior to the date that the Company’s stockholders approve the issuance of shares of Common Stock to the Investors upon conversion of the Series F Preferred Stock.

As of June 30, 2025, all 3,000,000 shares of the Series F Preferred Stock remain issued and outstanding. The 3,000,000 shares of Series F Preferred Stock issued and outstanding at June 30, 2025, are convertible into 654,000 shares of Common Stock.

Outstanding Warrants

June 2025 Warrants

As of June 30, 2025, warrants to purchase a total of 1,962,000 shares of common stock issued pursuant to a securities purchase agreement in a June 2025 financing transaction (the “June 2025 Securities Purchase Agreement”) remained outstanding.

The series A common stock purchase warrants entitle each of the three Investors to purchase 218,000 shares of common stock of the Company at an exercise price of $7.65 per share with an expiration date five years from the date of issuance. The series B common stock purchase warrants entitle each of the three Investors to purchase 218,000 shares of common stock of the Company at an exercise price of $9.00 per share with an expiration date five years from the date of issuance. The series C common stock purchase warrants entitle each of the three Investors to purchase 218,000 shares of common stock of the Company at an exercise price of $10.20 per share with an expiration date five years from the date of issuance. There were no exercises of these warrants to date.

November 2024 Warrants

As of April 23, 2025, warrants to purchase a total of 19,875,780 shares of common stock issued pursuant to a securities purchase agreement in a November 2024 financing transaction (the “November 2024 Warrant Exercise and Reload Agreement”) remained outstanding. A total of 19,875,780 warrants were issued in pursuant to the November 2024 Warrant Exercise and Reload Agreement. This consisted of i) series C warrants to purchase up to 9,937,890 shares of common stock, exercisable immediately from the date of issuance for a period of five and a half years after the date of issuance, at an exercise price of $0.415 per warrant share, ii) series D warrants to purchase up to 9,937,890 shares of common stock, exercisable immediately from the date of issuance for a period of eighteen months after the date of issuance, at an exercise price of $0.415 per warrant share.

There were no exercises of these warrants during the years ended December 31, 2024 or December 31, 2023.

April 2024 Warrants

As of April 23, 2025, warrants to purchase a total of 5,267,082 shares of common stock issued pursuant to a securities purchase agreement in an April 2024 financing transaction (the “April 2024 Securities Purchase Agreement”) remained outstanding. A total of 15,059,972 warrants were issued in pursuant to the April 2024 Securities Purchase Agreement. This consisted of i) pre-funded warrants to purchase 4,823,945 of common stock, exercisable immediately from the date of issuance, and with no expiry date, at an exercise price of $0.0001 per warrant share, ii) series A warrants to purchase up to 4,968,945 shares of common stock, exercisable immediately from the date of issuance for a period of five and a half years after the date of issuance, at an exercise price of $1.36 per warrant share, iii) series B warrants to purchase up to 4,968,945 shares of common stock, exercisable immediately from the date of issuance for a period of eighteen months after the date of issuance, at an exercise price of $1.36 per warrant share. A further 298,137 warrants issued in a concurrent placement agency agreement, are exercisable immediately from the date of issuance for a period of five and a half years after the date of issuance, at an exercise price of $2.0125 per warrant share.

A total of 4,823,945 pre-funded warrants and 2,571,945 Series B warrants were exercised during the year ended December 31, 2024, a further 2,397,000 Series B Shares in Abeyance were exercised during the three month period ending March 31, 2025 and 0 pre-funded warrants were exercised during the quarter ended June 30, 2025.

December 2023 Warrants

As of April 23, 2025, warrants to purchase a total of 419,925 shares of common stock issued pursuant to a securities purchase agreement in a December 2023 financing transaction remained outstanding. A total of 396,156 warrants, including 7,956 warrants issued in a concurrent private placement, are exercisable immediately from the date of issuance for a period of seven years after the date of issuance, at an exercise price of $3.19 per warrant share. A further 23,769 warrants issued in a concurrent placement agency agreement, are exercisable immediately from the date of issuance for a period of five years after the date of issuance, at an exercise price of $4.14375 per warrant share. There were no exercises of these warrants during the years ended December 31, 2024 or December 31, 2023.

December 2020 Warrants

As of April 23, 2025, warrants to purchase 44,657 shares of common stock issued pursuant to a securities purchase agreement in a December 2020 financing transaction remained outstanding. Each warrant shall be exercisable beginning on the 12-month anniversary of the date of issuance for a period of five years after the date of issuance, at an exercise price of $61.95 per warrant share. The exercise price of the warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the warrants. The warrants may be exercised on a “cashless” basis. There were no exercises of these warrants during the year ended December 31, 2024 or December 31, 2023.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, all as in effect on the date of this prospectus. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a non-U.S. holder in light of such non-U.S. holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to non-U.S. holders subject to special rules under the U.S. federal income tax laws, including:

●	certain former citizens or long-term residents of the United States;

●	partnerships or other pass-through entities (and investors therein);

●	“controlled foreign corporations;”

●	“passive foreign investment companies;”

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;

●	tax-exempt organizations and governmental organizations;

●	tax-qualified retirement plans;

●	persons who acquire our common stock through the exercise of an option or otherwise as compensation;

●	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons subject to the alternative minimum tax;

●	persons subject to special tax accounting rules under Section 451(b) of the Code;

●	persons that own or have owned, actually or constructively, more than 5% of our common stock;

●	persons who have elected to mark securities to market; and

●	persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

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If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

THIS DISCUSSION IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. However, if we distribute cash or other property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “–Gain on Disposition of Our Common Stock” below.

Subject to the discussion below regarding effectively connected income, backup withholding and FATCA (as defined below), dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our withholding agent with a valid IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds our common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our withholding agent, either directly or through other intermediaries.

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If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment or fixed base in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA (as defined below), a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

●	we are or become a United States real property holding corporation, or a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), on gain realized upon the sale or other taxable disposition of our common stock which may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If we are or become a United States real property holding corporation during the period described in the third bullet point above and our common stock is not regularly traded for purposes of the relevant rules, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met, and if the payor does not have actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Payment to Certain Foreign Accounts or Entities

Sections 1471 through 1474 of the Code (commonly referred to as FATCA), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on our common stock and would have applied also to payments of gross proceeds from the sale or other disposition of our common stock. The U.S. Treasury Department has released proposed regulations under FATCA providing for the elimination of the federal withholding tax of 30% applicable to gross proceeds of a sale or other disposition of our common stock. Under these proposed Treasury Regulations (which may be relied upon by taxpayers prior to finalization), FATCA will not apply to gross proceeds from sales or other dispositions of our common stock.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock to permit the resale of these shares of common stock by the Selling Shareholders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholders may sell all or a portion of the securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the securities by other means not described in this prospectus. If the Selling Shareholders effects such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The Selling Shareholders may also loan or pledge the securities to broker-dealers that in turn may sell such shares.

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The Selling Shareholders may pledge or grant a security interest in some or all of the securities owned by it and, if the Selling Shareholders defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The Selling Shareholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Shareholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholders will sell any or all of the securities registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

49

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Rimon, P.C., Washington, DC.

EXPERTS

Bush & Associates CPA LLC, an independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2024, as stated in its report incorporated herein by reference, and such audited consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The consolidated financial statements as of December 31, 2023 incorporated in this Prospectus by reference from the Cyclacel Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website, at http://www.sec.gov, that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC, including us. Our website address is http://www.cyclacel.com.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus.

Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.”

The documents we are incorporating by reference into this prospectus are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 2, 2025 (Inline Viewer: Cyclacel Pharmaceuticals, Inc. 10-K 2024-12-31);

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 (XBRL Viewer), June 30, 2024 (XBRL Viewer), September 30, 2024 (XBRL Viewer) March 31, 2025 (XBRL Viewer) and June 30, 2025 (Inline Viewer: CYCLACEL PHARMACEUTICALS, INC. 10-Q 2025-06-30), filed with the SEC on May 14, 2024, August 14, 2024, November 12, 2024, May 14, 2025 and August 14, 2025, respectively.

●	Our Current Reports on Form 8-K filed on May 2, 2024, June 25, 2024, November 15, 2024, January 6, 2025, January 10, 2025, February 6, 2025, February 12, 2025, February 24, 2025, February 27, 2025, March 14, 2025, March 24, 2025, April 2, 2025, April 21, 2025, April 25, 2025, May 6, 2025, May 7, 2025, May 14, 2025, June 3, 2025, June 3, 2025 #2, June 20, 2025, June 30, 2025, July 2, 2025, July 7, 2025, July 15, 2025, July 28, 2025, August 12, 2025, and August 13, 2025.

●	The description of the common stock contained in Exhibit 4.1 (Ex. 4.1 Stock Certificate) to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 02, 2025, including any amendments or reports filed for the purpose of updating such description; and

●	All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or document that is not deemed filed under such provisions, (i) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this prospectus has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. The information in documents that we file in the future will update and supersede the information currently included and incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

These documents may also be accessed on our website at https://www.cyclacel.com/. Information contained in, or accessible through, our website is not a part of this prospectus.

We will provide without charge to each person, including any beneficial owners, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address:

Cyclacel Pharmaceuticals, Inc.

Level 10, Tower 11, Avenue 5, The Horizon

Bangsar South City, No. 8, Jalan Kerinchi

59200, Kuala Lumpur, Malaysia

Phone: (908) 517-7330

Attention: Corporate Secretary

50

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Fitters Sdn. Bhd.

1, Jalan Tembaga SD 5/2

Bandar Sri Damansara

52200 Kuala Lumpur, Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fitters Sdn. Bhd. and its subsidiaries (the ‘Company’) as of March 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, consolidated statements of stockholders’ equity, and consolidated statements of cash flows for the years ended of March 31, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended March 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

JP CENTURION & PARTNERS PLT (PCAOB: 6723)

We have served as the Company’s auditor since 2025.

Kuala Lumpur, Malaysia

June 13, 2025

F-2

FITTERS SDN. BHD.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2025 AND 2024 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of March 31, 2025	As of March 31, 2024
	Audited	Audited
ASSETS
Current assets
Cash and cash equivalents	$593,055	$250,202
Inventory	1,004,908	926,931
Accounts receivable, net (including $616,858 and $735,855 of accounts receivable to related parties as of March 31, 2025 and 2024, respectively)	766,916	1,037,591
Prepayment, deposits and other receivables (including $5,565 and $2,402 of other receivables to a related party as of March 31, 2025 and 2024, respectively)	572,642	759,476
Amount due from a related party	848,164	729,362
Tax assets	79,073	16,818
Total current assets	$3,864,758	$3,720,380

Non-current Assets
Property, plant and equipment, net	$124,356	$118,846
Right-of-use assets, net	45,509	44,329
Total non-current assets	$169,865	$163,175

TOTAL ASSETS	$4,034,623	$3,883,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable (including nil and $225 of accounts payable to a related party as of March 31, 2025 and 2024, respectively)	$181,042	$132,683
Other payables and accrued liabilities (including $987 and $1,017 of accruals to a related party as of March 31, 2025 and 2024, respectively)	19,721	57,493
Amount due to related parties	1,169,929	1,098,755
Lease liability – current portion	38,375	32,859
Total current liabilities	$1,409,067	$1,321,790

Non-current liabilities
Lease liability – non-current portion	9,906	16,679
Deferred tax liabilities	37,347	35,085
Total non-current liabilities	$47,253	$51,764

TOTAL LIABILITIES	$1,456,320	$1,373,554

STOCKHOLDERS’ EQUITY
Common stock, paid up MYR3,000,000; 3,000,000 and 3,000,000 shares issued and outstanding as of March 31, 2025 and March 31, 2024	$679,810	$679,810
Accumulated other comprehensive loss	(30,508)	(190,896)
Retained earning	1,929,001	2,021,087

TOTAL STOCKHOLDERS’ EQUITY	$2,578,303	$2,510,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,034,623	$3,883,555

F-3

FITTERS SDN. BHD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

	For the year ended March 31, 2025	For the year ended March 31, 2024
	Audited	Audited

REVENUE (including $708,782 and $889,659 of revenue to related parties for the year ended March 31, 2025 and 2024, respectively)	$1,921,568	$2,116,590

COST OF REVENUE (including $788 and $899 of cost of revenue to related parties for the years ended March 31, 2025 and 2024, respectively)	(1,503,775)	(1,643,505)

GROSS PROFIT	$417,793	$473,085

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $58,814 and $37,275 of selling, general and administrative expenses to related parties for the years ended March 31, 2025 and 2024, respectively)	$(585,293)	$(687,075)

(LOSS) FROM OPERATION	$(167,500)	$(213,990)

INTEREST INCOME	$67,781	$63,530

INTEREST EXPENSE	$(3,353)	$(5,342)

(LOSS) BEFORE INCOME TAX	$(103,072)	$(155,802)

INCOME TAX BENEFITS (EXPENSES)	10,986	(38,136)

NET (LOSS)	$(92,086)	$(193,938)

Other comprehensive income:
- Foreign currency translation (loss)/income	(160,388)	118,203

TOTAL COMPREHENSIVE LOSS	$(252,474)	$(75,735)

NET (LOSS)/INCOME PER SHARE, BASIC AND DILUTED	$(0.03)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	3,000,000	3,000,000

F-4

FITTERS SDN. BHD.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024 (Audited)

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

	COMMON STOCK			ACCUMULATED OTHER	TOTAL
	NUMBER OF SHARES	AMOUNT	RETAINTED EARNING	COMPREHENSIVE LOSS	STOCKHOLDERS’ EQUITY
Balance as of March 31, 2023	679,810	$679,810	$2,215,025	$(72,693)	$2,822,142
Net loss for the year	-	-	(193,938)	-	(193,938)
Foreign currency translation	-	-	-	(118,203)	(118,203)
Balance as of March 31, 2024	679,810	$679,810	$2,021,087	$(190,896)	$2,510,001
Net loss for the year	-	-	(92,086)	-	(92,086)
Foreign currency translation	-	-	-	160,388	160,388
Balance as of March 31, 2025	679,810	$679,810	$1,929,001	$(30,508)	$2,578,303

F-5

FITTERS SDN. BHD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

	For the Year Ended March 31,
	2025	2024
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(92,086)	$(193,938)
Impairment of investment in subsidiaries	-	49,246

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,909	20,040
Provision for credit loss allowance	274,970	122,322

Changes in operating assets and liabilities:
Accounts receivable	60,632	141,468
Inventory	(17,945)	228,940
Prepayment, deposits and other receivables	229,050	(262,628)
Accounts payable	39,201	(8,482)
Other payables and accrued liabilities	(40,849)	(42,428)
Tax assets	(60,243)	(3,929)
Deferred tax liabilities	-	7,298
Change in right-of-use assets	32,625	(5,204)
Change in lease liability	(35,356)	7,559
Net cash provided by operating activities	393,908	60,264

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,791)	(991)
Net cash used in investing activities	(1,791)	(991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from related companies	(70,356)	16,539
Net cash (used in)/provided by financing activities	(70,356)	16,539

Effect of exchange rate changes in cash and cash equivalents	21,092	(13,624)

Net changes in cash and cash equivalents	342,853	62,188
Cash and cash equivalents, beginning of year	250,202	188,014

CASH AND CASH EQUIVALENTS, END OF YEAR	$593,055	$250,202

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$49,058	$54,883
Cash paid for interest	$3,353	$5,342

F-6

FITTERS SDN. BHD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2025 AND 2024

(In United States Dollars (“US$” or “$”), except for number of shares or as otherwise stated)

1. ORGANIZATION AND BUSINESS BACKGROUND

Fitters Sdn. Bhd. is a private limited company incorporated in Malaysia on August 20, 1982 and is a wholly-owned subsidiary of Fitters Diversified Berhad before the share exchange transaction. (“the Company”)

Fitters (Sarawak) Sdn. Bhd. is a private limited company incorporated in Malaysia on November 7, 1995 and is a wholly-owned subsidiary of Fitters Sdn. Bhd..

AHT NRG Asia Sdn. Bhd. is a private limited company incorporated in Malaysia on June 14, 1991 and is a wholly-owned subsidiary of Fitters Sdn. Bhd..

Modular Floor Systems (M) Sdn. Bhd. is a private limited company incorporated in Malaysia on July 4, 2001 and is a wholly-owned subsidiary of Fitters Sdn. Bhd..

On May 6, 2025, Cyclacel Pharmaceuticals, Inc., a Delaware corporation, entered into a share exchange agreement (the “Exchange Agreement”) with Fitters Diversified Berhad, a Malaysian publicly listed company and Fitters Sdn. Bhd. for the disposal of 3,000,000 ordinary shares in the capital of Fitters Sdn. Bhd.. Following the closing of the Transaction, Fitters Sdn. Bhd. will become a wholly-owned subsidiary of the Cyclacel Pharmaceuticals, Inc.

The table below sets forth details of the Company’s subsidiaries:

No.	Subsidiary Company Name	Principal place of business / Country of incorporation	Principal Activities
1	Fitters Sdn. Bhd.	Malaysia	Trading and installation of fire safety materials and equipment, manufacture and assembly of firefighting protection and prevention systems and equipment

2	Fitters (Sarawak) Sdn. Bhd.	Malaysia	Trading of fire safety materials and equipment

3	AHT NRG Asia Sdn. Bhd.	Malaysia	Renewable Energy Development

4	Modular Floor Systems (M) Sdn. Bhd.	Malaysia	Manufacture And trading of raised access-flooring systems

F-7

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The accompanying financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances were eliminated in consolidation. The Company has adopted March 31 as its fiscal year end.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries which the Company controls and entities for which the Company is the primary beneficiary. Acquired businesses are included in the consolidated financial statements from the date on which control is transferred to the Company. Subsidiaries are deconsolidated from the date that control ceases. All inter-company accounts and transactions have been eliminated in consolidation.

Below is the organization chart of the Group.

Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

F-8

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Our deposit in Malaysia banks are secured by Perbadanan Insurans Deposit Malaysia, compensating up to a limit of Malaysia Ringgit MYR250,000 per deposit per member bank, which is equivalent to $56,351, if any of our bank fail.

Accounts Receivable

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company extends credit to its customers in the normal course of business and generally does not require collateral. The Company’s credit terms are dependent upon the segment, and the customer. The Company assesses the probability of collection from each customer at the outset of the arrangement based on a number of factors, including the customer’s payment history and its current creditworthiness. If in management’s judgment collection is not probable, the Company does not record revenue until the uncertainty is removed.

Management performs ongoing credit evaluations, and the Company maintains an allowance for potential credit losses based upon its loss history and its aging analysis. The allowance for doubtful accounts is the Company’s best estimate of the amount of credit losses in existing accounts receivable. Management reviews the allowance for doubtful accounts each reporting period based on a detailed analysis of trade receivables. In the analysis, management primarily considers the age of the customer’s receivable, and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, general economic conditions and trends, and the business relationship and history with its customers, among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of the Company’s future allowance for doubtful accounts. If judgments regarding the collectability of receivables were incorrect, adjustments to the allowance may be required, which would reduce profitability.

Accounts receivable is recognized and carried at the original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts receivable is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Credit losses

The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables and other receivables. Management considers historical collection rates, the current financial status of the Company’s customers, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, management believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments, including its trade receivables and other receivables.

Credit loss rate is determined by historical collection based on aging schedule, adjusted for current conditions using reasonable and supportable forecasts. Based on the aging categorization and the adjusted loss rate per category, an allowance for credit losses is calculated by multiplying the adjusted loss rate with the amortized cost in the respective age category.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following periods:

Asset Categories	Depreciation Rate
Plant & Machinery	20%
Motor Vehicle	20%
Office Equipment	10%
EDP Equipment	33%
Printer & Software	20%
Furniture & Fittings	10%
Air Conditioner	10%
Renovation	20%
Property	2%

F-9

Revenue recognition

The Company and its subsidiaries generate multiple streams of revenues and recognized upon customer obtained control of promised goods or services and recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company applies the following five-step model in order to determine this amount:

(i) Identify contract with customer;

(ii) Identify distinct performance obligations in contract, including promises if any;

(iii) Measurement of the transaction price, including the constraint on variable consideration;

(iv) Allocation of the transaction price to the performance obligations; and

(v) Recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under this standard, a contract is defined as an agreement between two or more parties that creates enforceable rights and obligations. The Company identifies distinct goods or services promised in the contract, which primarily include the sale of firefighting equipment and safety apparel, as well as the provision of installation and maintenance services. The transaction price is determined based on the fixed consideration the Company expects to receive in exchange for transferring the promised goods or services.

Revenue from trading of firefighting equipment and safety apparel

Revenue from the sale of firefighting equipment and safety apparel is recognized at a point in time, typically upon delivery and the transfer of control to the customer.

Revenue from installation and maintenance services

Revenue from installation and maintenance services, including project-related work such as system installation, testing, and commissioning, is recognized over time, as the customer simultaneously receives and consumes the benefits of the Company’s performance. Progress toward satisfaction of these performance obligations is measured using an input method, based on costs incurred to date relative to the total estimated costs.

Cost of revenue

Cost of revenue includes direct costs associated with purchases of raw materials and finished goods such as fire safety equipment, fire extinguishers, safety apparel, and direct costs associated with provision of contract services such as maintenance and installation services.

Inventory

Inventory consists of finished goods and are stated at the lower of cost, determined on a weighted average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated cost of completion and the estimated costs necessary to make the sale. When inventories are sold, their carrying amount is charged to expense in the period in which the revenue is recognized. Write-downs for declines in net realizable value or for losses of inventories are recognized as an expense in the period the impairment or loss occurs.

F-10

Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company also adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$” or “US dollars”) and the accompanying financial statements have been expressed in US dollars. In addition, the Company’s subsidiary maintains its books and record in Malaysia Ringgit (“MYR”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US dollars are translated into US dollars, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective periods:

	For the years ended March 31
	2025	2024
Period-end MYR : US$1 exchange rate	4.4365	4.7225
Period-average MYR : US$1 exchange rate	4.5049	4.6414

F-11

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties, trade payables and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Net Income/(Loss) per Share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Lease

The Company offices for fixed periods pre-emptive extension options. The Company recognizes lease payments for its short-term lease on a straight-line basis over the lease term.

Lease liability is initially and subsequently measured at the present value of the unpaid lease payments at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. Costs associated with operating lease assets are recognized on a straight-line basis within operating expenses over the term of the lease.

In determining the present value of the unpaid lease payments, ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As most of the Company leases do not provide an implicit rate, the Company uses its incremental borrowing rate as the discount rate for the lease. The Company incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments.

Segment Reporting

The Company follows the guidance of ASC 280, “Segment Reporting”, which establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. For the years ended March 31, 2025 and 2024, the Company has two reportable segments based on business unit, trading business and contract services, and two reportable segments based on region, West Malaysia and East Malaysia. The Company also adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

F-12

Recently accounting pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) Disaggregation of Income Statement Expenses. The guidance in ASU 2024-03 requires public business entities to disclose in the notes to the financial statements, among other things, specific information about certain costs and expenses including purchases of inventory; employee compensation; and depreciation, amortization and depletion expenses for each caption on the income statement where such expenses are included. ASU 2024-03 is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted, and the amendments may be applied prospectively to reporting periods after the effective date or retrospectively to all periods presented in the financial statements. The Company is currently evaluating the provisions of this guidance and assessing the potential impact on the Company’s financial statement disclosures.

In March 2025, the FASB issued ASU 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122, which removes certain SEC guidance related to obligations to safeguard crypto-assets. The Company does not engage in activities involving crypto-assets; therefore, the adoption of this ASU is not expected to have a material impact on its financial statements.

The Company reviews new accounting standards as issued. Management has not identified any other new standards that it believes will have a significant impact on the Company’s financial statements.

3. INVENTORY

	As of March 31, 2025	As of March 31, 2024
Raw materials	$274,682	$276,643
Work in progress	122,736	115,197
Finished goods	775,090	680,511
Provision for obsolete	(167,600)	(145,420)
Inventory	$1,004,908	$926,931

4. ACCOUNTS RECEIVABLE, NET

	As of March 31, 2025	As of March 31, 2024
Accounts receivable	$337,938	$411,531
Accounts receivable – related party	848,603	760,991
Provision for expected credit loss	(136,113)	(91,643)
Provision for expected credit loss – related party	(231,745)	(25,136)
Provision for doubtful debts	(51,767)	(18,152)
Accounts receivable, net	$766,916	$1,037,591

5. PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES

	As of March 31, 2025	As of March 31, 2024
Prepaid expenses	$1,700	$6,587
Other receivables	577,118	755,672
Other deposits	701	659
Provision for expected credit loss	(6,877)	(3,442)
Total	$572,642	$759,476

F-13

Prepaid expenses include utility prepayment, project in progress and Wize platform retainer fee.

Other receivables comprise rental receivables, staff advances, and a loan to a third-party company. The loan carries an interest rate of 8% per annum.

Other deposits primarily include utility deposits, such as TNB, Syabas, and electricity deposits.

As of March 31, 2025 and 2024, the Company has other receivables of $12,442 and $5,844 respectively due from the common control company, Fitters Engineering Services Sdn. Bhd. (Ipoh). Provisions for expected credit losses of $6,877 and $3,442 were recorded against these balances, resulting in net receivables of $5,565 and $2,402 as of March 31, 2025 and 2024, respectively.

6. PROPERTY, PLANT AND EQUIPMENT, NET

	As of March 31, 2025	As of March 31, 2024
Plant & Machinery	$109,578	$102,942
Motor Vehicle	17,651	16,582
Office Equipment	5,532	5,197
EDP Equipment	20,408	19,172
Printer & Software	6,560	5,066
Furniture & Fittings	960	902
Air Conditioner	4,554	3,666
Renovation	63,766	59,904
Property	184,963	173,762
Total property, plant and equipment	$413,972	$387,193
Less: Accumulated depreciation (excluded property)	(226,686)	(211,096)
Less: Accumulated depreciation (only property)	(62,930)	(57,251)
Total property, plant and equipment, net	$124,356	$118,846

	For the year ended March 31, 2025	For the year ended March 31, 2024
Investment in printer & software	$1,149	$991
Investment in air conditioner	642	-
Total investment in property, plant and equipment	$1,791	$991

Depreciation for the year	3,909	$20,040

Property with carrying amount of $122,033 is generate rental income from related party at the amount of $6,127 and $5,946 for March 31, 2025 and 2024, respectively.

7. ACCOUNTS PAYABLE

	As of March 31, 2025	As of March 31, 2024
Accounts payable	$181,042	$132,683
Total	$181,042	$132,683

As of March 31, 2025 and 2024, the Company had accounts payable due to related party of $0 and $225, respectively.

F-14

8. OTHER PAYABLES AND ACCRUED LIABILITIES

	As of March 31, 2025	As of March 31, 2024
Accrued expenses	$8,529	$53,258
Other payables	5,191	2,753
Deposit received	1,578	1,482
Receipt in advance	4,423	-
Total	$19,721	$57,493

Accrued expenses consist of outstanding audit fee, statutory contributions, and GST liability.

Other payables include primarily payable to third parties.

Deposits received include rental deposits and utilities deposits.

Receipt in advance consist of monies received from customer but have yet to satisfied performance obligation.

As of March 31, 2025 and 2024, the Company has accrued expenses of $987 and $1,017 respectively due to a related party.

9. AMOUNT DUE FROM/TO RELATED PARTIES

As of March 31, 2025 and 2024 the Company has an outstanding amount due from a related party, in aggregate amounted $848,164 and $729,362, respectively. These balances relate to miscellaneous expenses made by this related party on behalf of the Company.

As of March 31, 2025 and 2024, the Company has an outstanding amount due to several related companies under common control companies in aggregate amounted $1,169,929 and $1,098,755, respectively. These balances relate to miscellaneous expenses made by these related parties on behalf of the Company.

Aforementioned amount is unsecured, non-interest bearing and payable on demand from 30 days to 2,000 days.

10. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

Right-Of-Use Assets
Balance as of April 1, 2023	$41,965
New right-of-use assets recognized	33,399
Amortization for the year ended March 31, 2024	(28,779)
Adjustment for non-exercising option	-
Adjustment for foreign currency translation difference	(2,256)
Balance as of March 31, 2024	$44,329

Lease Liability
Balance as of April 1, 2023	$45,062
New lease liability recognized	33,399
Imputed interest for the year ended March 31, 2024	4,163
Gross repayment for the year ended March 31, 2024	(30,586)
Adjustment for non-exercising option	-
Adjustment for foreign currency translation difference	$(2,500)
Balance as of March 31, 2024	$49,538

Lease liability current portion	32,859
Lease liability non-current portion	$16,679
Right-Of-Use Assets
Balance as of April 1, 2024	$44,329
New right-of-use assets recognized	14,264
Amortization for the year ended March 31, 2025	(32,633)
Adjustment for non-exercising option	17,194
Adjustment for foreign currency translation difference	2,355
Balance as of March 31, 2025	$45,509

Lease Liability
Balance as of April 1, 2024	$49,538
New lease liability recognized	14,264
Imputed interest for the year ended March 31, 2025	4,237
Gross repayment for the year ended March 31, 2025	(39,600)
Adjustment for non-exercising option	17,194
Adjustment for foreign currency translation difference	$2,648
Balance as of March 31, 2025	$48,281

Lease liability current portion	38,375
Lease liability non-current portion	$9,906

Other information:

	For the year ended March 31, 2025	For the year ended March 31, 2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow to operating lease	$33,384	$24,553
Remaining lease term for operating lease (years)	6.94	1.65
Weighted average discount rate for operating lease	6.65%	6.68%

For the years ended March 31, 2025 and 2024, the Company incurred rental expenses of $36,669 and $30,586 to related party, respectively.

F-15

11. RELATED PARTY TRANSACTIONS

For the years ended March 31, 2025 and 2024, the Company has the following transactions with related parties:

	For the year ended March 31, 2025	For the year ended March 31, 2024
Revenue
- Fitters Engineering Services Sdn. Bhd.	$697,664	$816,676
- Fitters Engineering Services Sdn. Bhd. (Ipoh)	6,894	7,754

- Master Pyroserve Sdn. Bhd.	4,157	65,094
- Fitters Marketing Sdn. Bhd.	-	65
- Fitters Diversified Berhad	67	70

Cost of Revenue
- Fitters Engineering Services Sdn. Bhd.	(36)	-

- Fitters Marketing Sdn. Bhd.	(628)	(899)
- Fitters Diversified Berhad	(124)	-

Other transactions
- Fitters Engineering Services Sdn. Bhd. (Ipoh)	6,127	5,946
- Master Pyroserve Sdn. Bhd.	3,396	-
- Fitters Marketing Sdn. Bhd.	(26,252)	(22,537)
- Fitters Diversified Berhad	(42,085)	(20,684)

Total	$649,180	$851,485

Fitters Diversified Berhad was the holding company of the Company before the share exchange transaction, while the other companies are under the common control of Fitters Diversified Berhad.

12. REVENUE FROM CONTRACTS WITH CUSTOMERS

The Company’s revenues are derived from the sale of fire-fighting equipment, the sale of safety apparel, and the provision of maintenance and contract services. The breakdown of each revenue stream is as follows:

	For the year ended March 31, 2025	For the year ended March 31, 2024
Sale of fire-fighting equipment	$1,472,290	$1,626,561
Sale of safety apparel	413,478	474,878
Maintenance services	14,784	15,151
Contract services	21,016	-
Total revenue	$1,921,568	$2,116,590

For the years ended March 31, 2025 and 2024, the revenue including $708,782 and $889,659 of revenue to related parties, respectively.

13. INCOME TAXES

The loss before income taxes of the Company for the years ended March 31, 2025 and 2024 were comprised of the following:

	For the years ended March 31
	2025	2024
Tax jurisdictions from:
- Local (Malaysia)	$(103,072)	$(155,802)
(Loss) before income taxes	$(103,072)	$(155,802)

F-16

Provision for income taxes consisted of the following:

	For the years ended March 31
	2025	2024
Income tax benefits/(expenses):
- Local	$10,986	$(38,136)

Deferred tax assets:
- Local	$-	$-

Deferred tax liabilities:
- Local	$37,347	$35,085

Income tax payable:
- Local	$-	$-

Income tax assets:
- Local	$79,073	$16,818

Malaysia

All Malaysian companies are subject to the Malaysian corporate tax laws at a two-tier corporate income tax rate based on amount of paid-up capital. The 2024 tax rate for company with paid-up capital of MYR 2,500,000 (approximately $563,507) or less and that are not part of a group containing a company exceeding this capitalization threshold is 15% on first chargeable income of MYR 150,000 (approximately $33,810), 17% on remaining chargeable income up to MYR 600,000 (approximately $135,242) and any chargeable income beyond MYR 600,000 (approximately $135,242) will be subject to the corporate tax rate of 24%.

14. CONCENTRATION OF RISK

Customer Concentration

For the year ended March 31, 2025 and 2024, one customer accounted for more than 10% of the Company’s revenues. The customers who accounted for more than 10% of the Company’s revenues and their outstanding receivable balance at period-end is presented below:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2025	For the year ended March 31, 2024
	Revenues		Percentage of revenues		Accounts receivable, trade
Customer A	$697,971	$823,990	36%	39%	$759,057	$653,859
Total	$697,971	$823,990	36%	39%	$759,057	$653,859

Vendor Concentration

For the year ended March 31, 2025 and 2024, there were one and two vendors respectively who accounted for more than 10% of the Company’s cost of revenue. The vendors who accounted for more than 10% of the Company’s cost of revenue and its outstanding payable balance at period-end is presented below:

	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2025	For the year ended March 31, 2024
	Cost of revenue		Percentage of Cost of revenue		Accounts payable, trade
Vendor A	$957,788	$781,108	64%	48%	$95,770	$-
Vendor B	-	206,188	-%	13%	-	-
Total	$957,788	$987,296	64%	61%	$95,770	$-

F-17

15. FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US dollars at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

16. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has two reportable segments based on business unit, trading business and contract services, and two reportable segments based on region, West Malaysia and East Malaysia.

The Company adopted the ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Year Ended and As of March 31, 2025
By Business Unit	Trading Business	Contract Services	Total
Revenue	$1,885,768	$35,800	$1,921,568

Cost of revenue	(1,484,378)	(19,397)	(1,503,775)

Gross profit	$401,390	$16,403	$417,793

Selling, general and administrative expenses and other income	(585,293)	-	(585,293)

(Loss) from operations	(183,903)	16,403	(167,500)

Total assets	$4,033,616	$1,007	$4,034,623
Capital expenditure	$124,356	$-	$124,356

	For the Year Ended and As of March 31, 2025
By Region	West Malaysia	East Malaysia	Total
Revenue	$1,737,289	$184,279	$1,921,568

Cost of revenue	(1,391,765)	(112,010)	(1,503,775)

Gross profit	$345,524	$72,269	$417,793

Selling, general and administrative expenses and other income	(489,842)	(95,451)	(585,293)

(Loss) from operations	(144,318)	(23,182)	(167,500)

Total assets	$3,828,879	$205,744	$4,034,623
Capital expenditure	$124,356	$-	$124,356

F-18

	For the Year Ended and As of March 31, 2024
By Business Unit	Trading Business	Contract Services	Total
Revenue	$2,101,439	$15,151	$2,116,590

Cost of revenue	(1,640,402)	(3,103)	(1,643,505)

Gross profit	$461,037	$12,048	$473,085

Selling, general and administrative expenses and other income	(687,075)	-	(687,075)

(Loss) from operations	(226,038)	12,048	(213,990)

Total assets	$3,883,555	$-	$3,883,555
Capital expenditure	$118,846	$-	$118,846

	For the Year Ended and As of March 31, 2024
By Region	West Malaysia	East Malaysia	Total
Revenue	$1,986,698	$129,892	$2,116,590

Cost of revenue	(1,563,741)	(79,764)	(1,643,505)

Gross profit	$422,957	$50,128	$473,085

Selling, general and administrative expenses and other income	(513,422)	(173,653)	(687,075)

(Loss) from operations	(90,465)	(123,525)	(213,990)

Total assets	$3,688,003	$195,552	$3,883,555
Capital expenditure	$118,837	$9	$118,846

17. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2025 up through the date the Company presented these audited financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

F-19

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with Cyclacel Pharmaceuticals, Inc.’s (“Cyclacel” or “Parent”) consolidated financial statements and related notes thereto incorporated by reference to Cyclacel’s Annual Report on Form 10-K, filed with the SEC on April 2, 2025, and Fitters Sdn. Bhd.’s (the “Company” or “Fitters”) consolidated financial statements and related notes beginning on page F-3 of this prospectus. In addition, please see the section entitled “Risk Factors - The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, and future results of Cyclacel following the completion of the Transaction may differ materially from the unaudited pro forma financial statements presented in this prospectus” for discussion of risks associated with the unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X under the Securities Act. The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would have been if the proposed merger had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements or that will be realized upon the consummation of the proposed transaction.

Cyclacel and FITTERS Diversified Berhad, a Malaysia publicly-listed investment holding company on Bursa Securities (KL: 9318) (“Fitters Parent”), which is the beneficial owner of all of the ordinary shares (the “Company Ordinary Shares” or “Shares” and each, a “Share”) of Fitters, entered into an Exchange Agreement dated as of May 6, 2025, as amended on July 7, 2025 and as it may be further amended from time to time (collectively, the “Exchange Agreement”) (“Fitters Parent” and “Parent” are sometimes referred to herein as the “Parties” or each, a “Party”). The Parties thereto intend to effect a voluntary share exchange between Parent and Fitters Parent (the “Exchange”), in which the Company will become a wholly-owned subsidiary of Parent, in accordance with the terms of the Exchange Agreement and the rules under Delaware General Corporation Law (the “DGCL”) and the Malaysian Companies Act. The Company has three wholly-owned subsidiaries: AHT NRG Asia Sdn. Bhd., FITTERS (Sarawak) Sdn. Bhd., and Modular Floor Systems (M) Sdn. Bhd.

Upon the terms and subject to the conditions set forth in the Exchange Agreement, and in accordance with the DGCL, at the Closing (as hereinafter defined), Fitters Parent shall convey, assign, and transfer all of its right, title and interest to the Company Ordinary Shares to Parent. The Shares transferred to Parent at the Closing shall constitute one hundred (100%) percent of the issued and outstanding capital shares of the Company. As consideration for its acquisition of the Company Ordinary Shares, Parent shall pay an amount equal to $1,000,000 in cash and issue an amount of common stock, par value $0.001 per share (the “Parent Common Stock”) equal to nineteen and ninety-nine hundreds percent (19.99%) of the issued and outstanding shares of Parent Common Stock as of the Closing Date (as defined below) (the “Exchange Shares”) to Fitters Parent. In the event the value of the Exchange Shares is not mutually acceptable to both Parties prior to the Closing Date, the parties have agreed to negotiate in good faith an adjustment to the Exchange Shares. If the Transaction does not close by September 30, 2025, either party may terminate the Exchange Agreement and the Transaction.

Upon the terms and subject to the conditions set forth in the Exchange Agreement, the closing of the Exchange (the “Closing”) shall take place no later than three business days after the date on which the conditions to Closing set forth in the Exchange Agreement shall have been satisfied or, to the extent permitted thereunder, waived by the appropriate Party (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions) or at such other time, date or location as the parties hereto agree. The date on which the Closing actually occurs and the transactions contemplated in the Exchange Agreement become effective is hereinafter referred to as the “Closing Date.” At the time of the Closing, Parent, Fitters Parent and the Company shall deliver the certificates and other documents and instruments required to be delivered thereunder.

F-20

The following unaudited pro forma condensed combined financial statements give effect to the exchange of all of the outstanding ordinary shares of the Company for newly-issued shares of common stock of Cyclacel in the Transaction, pursuant to the Exchange Agreement between the parties, and were prepared in accordance with the regulations of the Securities and Exchange Commission (the “SEC”). Cyclacel was determined to be the accounting acquirer based upon the terms of the Transaction and other factors including: (i) Cyclacel’s security holders will own 80.01% of the company, (ii) Cyclacel directors will hold all of the board seats in the combined company, and (iii) Cyclacel management will hold all key positions in the management of the combined company, immediately following the closing of the Transaction.

In the unaudited pro forma condensed combined financial statements, the Transaction will be recorded as a business combination using the acquisition method of accounting under accounting principles generally accepted in the United States, or “U.S. GAAP”. The Transaction will be accounted for as Cyclacel as the accounting acquirer, and it will record the assets acquired and liabilities assumed by Cyclacel in the Transaction at their fair values as of the acquisition date. Cyclacel and Fitters Parent have determined a preliminary estimated purchase price calculated as described in Note 2 to the unaudited pro forma condensed combined financial statements. The net tangible and intangible assets acquired and liabilities assumed in connection with the Transaction are recorded at their estimated acquisition date fair values. A final determination of these estimated fair values will be based on the estimated net tangible and intangible assets and liabilities of Cyclacel that exist as of the date of completion of the Transaction.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 gives effect to the Transaction as if it took place on June 30, 2025 and combines the historical balance sheets of Cyclacel and the Company as of such date. The unaudited pro forma condensed combined statements of operations for the three months ended June 30, 2025 and for the year ended December 31, 2024 gives effect to the Transaction as if it took place as of January 1, 2025, and combines the historical results of Cyclacel and the Company for each period. The historical financial statements of Cyclacel and the Company have been adjusted to give pro forma effect to events that are (i) directly attributable to the Transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, at the date hereof are expected to have a continuing impact on the combined companies’ results.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of assets acquired and liabilities assumed. Differences between these preliminary estimates and the final acquisition accounting are likely to occur and these differences could be material as compared to the accompanying unaudited pro forma condensed combined financial statements and the combined companies’ future results of operations and financial position. The actual amounts recorded as of the completion of the Transaction may also differ materially from the information presented in these unaudited condensed combined pro forma financial statements as a result of, among other factors, the amount of capital raised by the Company between entering the Exchange Agreement and closing of the Transaction; the amount of cash used in Cyclacel’s operations between the signing of the Exchange Agreement and the closing of the Transaction; the timing of closing of the Transaction; changes in the fair value of Cyclacel common stock; and other changes in the Cyclacel assets and liabilities that occur prior to the completion of the Transaction.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies, if any. The unaudited pro forma condensed combined financial information is preliminary and has been prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Cyclacel and the Company been a combined company during the specified periods. The actual results reported in periods following the transaction are expected to differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, the termination of Cyclacel clinical trials and the related reduction in work force in March 2025, sales of assets and actual differences from the assumptions used to prepare the pro forma financial information.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate Cyclacel and Company historical financial statements, and their respective management’s discussion and analysis of financial condition and results of operations included elsewhere in this proxy statement/prospectus.

F-21

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2025

	Cyclacel Pharmaceuticals, Inc.	Fitters	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
	(in thousands)
Current Assets
Cash and cash equivalents	4,275	849	(1,000)		4,124
Inventories		1,593			1,593
Accounts receivables		1,364			1,364
Deferred Tax		75			75
Prepaid & other current assets	108	1,048			1,156
	4,383	4,930	(1,000)		8,313

Investments And Other Assets
Property, plant and equipment, net	1	107			108
ROU Asset	17	429			446
Goodwill			1,000		1,000
Investment assets		72			72
	18	608	1,000		1,626

Total Assets	4,401	5,538	-		9,939

Current Liabilities
Trade payables	221	1,025			1,246
Accrued and other current liabilities	539	11			550
	760	1,037	-		1,797
Non-current Liabilities
Lease liability	10	-			10
Deferred income tax liability					-
	10	-	-		10
Stockholders’ Equity
Common Stock	2	667	(667	)(a)	2
Preferred Stock	3				3
Additional paid-in capital	445,405	-	5095	(a)	450,500
Accumulated other comprehensive loss	-	-			-
Accumulated deficit	(441,779)	3,835	(4,428	)(a)	(442,372)
Total Stockholders’ Equity	3,631	4,501	0		8,132

Total liabilities and stockholders’ equity	4,401	5,538	0		9,939

F-22

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2025

	Cyclacel Pharmaceuticals, Inc.	Fitters	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
	(in thousands)
Revenues
Sales Revenue		501			501
Clinical Trial Supply	-				-
Revenues	-	501	-		501

Cost of Sales		415			415
General & administrative	1,249	109	13	(b)	1,370
Research and development	68				68
Operating Loss	(1,317)	(22)	(13)		(1,352)

Other income (expense), net	1	70			71
Loss before taxes	(1,316)	47	(13)		(1,281)

Income tax benefit	-				-
Income tax expense	(2)				(2)
Net loss	(1,318)	47	(13)		(1,283)

Basic and diluted earnings per common share:
Net loss per share, continuing operations – basic and diluted	$(0.98)	$0.02			$(0.67)
Weighted average common shares outstanding - basic & diluted	1,360,626	3,000,000	(2,440,604	)(c)	1,920,022

F-23

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

	Cyclacel Pharmaceuticals, Inc.	Fitters	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
	(in thousands)
Revenues
Sales Revenue		1,755			1,755
Clinical Trial Supply	43				43
Revenues	43	1,755	-		1,798

Cost of Sales		1,368			1,368
General & administrative	5,392	648	50	(d)	6,090
Research and development	6,655				6,655
Operating Loss	(12,004)	(260)	(50)		(12,314)

Other income (expense), net	10	168			178
Loss before taxes	(11,994)	(92)	(50)		(12,136)

Income tax benefit	782				782
Income tax expense		11			11
Net loss	(11,212)	(82)	(50)		(11,344)

Basic and diluted earnings per common share:
Net loss per share, continuing operations – basic and diluted	$(502.46)	$(0.03)			$(27.13)
Weighted average common shares outstanding - basic & diluted	22,314	3,000,000	(2,604,256	)(e)	418,058

F-24

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method and pursuant to the rules and regulations of the SEC and present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the transactions, the Fitters acquisition by Cyclacel Pharmaceuticals Inc., and transactions and adjustments described in these footnotes.

The acquisition method is based on ASC 805, Business Combinations (“ASC 805”) and uses the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 establishes that the consideration transferred is measured at current market price at the consummation of an acquisition. Due to fluctuations in the market price of Cyclacel Pharmaceuticals Inc.’s common stock, this requirement will likely result in a valuation of the actual equity consideration that is different from the valuation presented in this unaudited condensed combined pro forma financial information. Certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of Cyclacel Pharmaceuticals Inc’s future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements described below.

Note 2. Estimate of Purchase Consideration

The following is a preliminary estimate of the consideration expected to be transferred to effect the acquisition of Fitters:

Preliminary allocation of purchase consideration

Common Stock of CYCC Shares O/S as of August 20, 2025	2,238,984

19.99% of CYCC Shares:	559,396
Stock Price as of June 7, 2025	$7.32
Cash consideration	$1,000,000
Total Estimated Purchase Consideration	$5,094,780

Cash and cash equivalents	849,041
Inventories	1,593,330
Accounts receivables	1,363,616
Deferred Tax	75,244
Prepaid & other current assets	1,048,405
Property, plant and equipment, net	107,355
ROU Asset	428,889
Investment assets	72,164
Trade payables	(1,025,411)
Accrued and other current liabilities	(11,297)
Bargain Purchase	593,444)

Total Estimated Fair Value of Net Assets Acquired	$5,094,780

Note 3. Pro Forma Adjustments for the Acquisition

The unaudited pro forma condensed combined financial statements give effect to the transaction described above as if it had occurred on June 30, 2025 for purposes of the unaudited pro forma condensed combined balance sheet and January 1, 2024 for purposes of the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will arise as a result of the transactions described above. Adjustments in the unaudited pro forma condensed combined financial statements are as follows:

(a) this adjustment reflects the elimination of the historical equity of Fitters and reflects the new equity structure of the combined company, including:

i) issuance of 559,396 shares of common stock to Fitters Parent at a share price of $7.32, being the closing stock price as of August 20, 2025.

ii) recognition of $593,444 goodwill as a result of the fair value of net assets exceeding the estimated purchase consideration.

(b) this adjustment reflects the issuance of new common stock arising as a result of equity consideration:

Weighted average shares CYCC	1,360,626
Weighted average shares Fitters	559,396
Weighted average shares Combined	1,920,022

Weighted average shares Combined	1,920,022
Less Historical shares CYCC	(1,360,626)
Less Historical shares Fitters	(3,000,000)
Transaction Accounting Adjustment	(2,440,604)

(c) Estimate for additional Audit fees at $12,500 per quarter

(d) this adjustment reflects the elimination of the historical equity of Fitters and reflects the new equity structure of the combined company, including:

i) issuance of 559,396 shares of common stock to Fitters Parent at a share price of $7.32, being the closing stock price as of August 20, 2025.

Weighted average shares CYCC	22,314
Weighted average shares Fitters	395,744
Weighted average shares Combined	418,058

Weighted average shares Combined	418,058
Less Historical shares CYCC	(22,314)
Less Historical shares Fitters	(3,000,000)
Transaction Accounting Adjustment	(2,604,256)

(e) Estimate for additional Audit fees at $50,000 for full year

F-25

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
2.1#	Agreement for the Sale and Purchase of Certain Assets dated March 10, 2025 by and between Cyclacel Pharmaceuticals, Inc., Cyclacel Limited, and with its liquidators	8-K	000-50626	2.1	03/14/25
3.1	Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	10-K	000-50626	3.1	04/01/13
3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	05/27/16
3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	04/14/20
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	S-1	333-282555	3.4	01/19/24
3.5	Certificate of Correction to the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc.	S-1	333-282555	3.5	01/19/24
3.6	Second Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	05/07/20
3.7	Amendment No. 1 to the Second Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc.	8-K	000-50626	3.1	11/07/23
3.8	Certificate of Designation of 6% Convertible Exchangeable Preferred Stock	8-K	000-50626	3.2	11/05/04
3.9	Certificate of Designation of Series A Preferred Stock (previously filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-1	S-1	333-218305	3.5	07/17/17
3.10	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock	8-K	000-50626	3.1	12/22/20
3.11	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock	8-K	000-50626	3.1	01/06/25
3.12	Certificate of Designation of Preferences, Rights and Limitations of Series D Preferred Stock	8-K	000-50626	3.2	01/06/25
3.13	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock filed with the Secretary of State of the State of Delaware on February 10, 2025	8-K	000-50626	3.2	02/12/25

II-1

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.14	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 6, 2025	8-K	000-50626	3.4	02/12/25
3.15	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on February 10, 2025	8-K	000-50626	3.5	02/12/25
4.1	Specimen of common stock Certificate (previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1	S-1	333-109653	4.1	02/17/04
4.2	Specimen of Preferred Stock Certificate of Designation	S-1	333-119585	3.2	10/21/04
4.3	Form of Warrant to purchase shares of Cyclacel Pharmaceuticals, Inc. common stock	8-K	000-50626	4.1	07/01/11
4.4	Registration Rights Agreement, dated as of December 14, 2012, by and between the Company and Aspire Capital Fund, LLC	8-K	000-50626	4.1	12/17/12
4.5	Registration Rights Agreement, dated November 14, 2013, by and between the Company and Aspire Capital Fund, LLC	10-Q	000-50626	4.1	11/14/13
4.6	Form of Warrant to purchase shares of Cyclacel Pharmaceuticals, Inc.’s common stock	S-1	333-218305	4.3	07/17/17
4.7	Form of Pre-Funded Warrant	8-K	000-50626	4.1	04/24/20
4.8	Form of Common Warrant	8-K	000-50626	4.2	04/24/20
4.9	Form of Warrant	8-K	000-50626	4.1	12/22/20
4.10	Form of Pre-Funded Common Stock Purchase Warrant	8-K	000-50626	4.1	12/26/23
4.11	Form of Common Stock Purchase Warrant	8-K	000-50626	4.2	12/26/23
4.12	Description of Securities	10-K	000-50626	4.12	04/02/25
4.13	Form of Pre-Funded Warrant	8-K	000-50626	4.1	05/02/24
4.14	Form of Series A Warrant	8-K	000-50626	4.2	05/02/24
4.15	Form of Series B Warrant	8-K	000-50626	4.3	05/02/24
4.16	Form of Placement Agent Warrant	8-K	000-50626	4.4	05/02/24
4.17	Form of Series C Warrant	8-K	000-50626	4.1	11/15/24
4.18	Form of Series D Warrant	8-K	000-50626	4.2	11/15/24
4.19	Form of Placement Agent Warrant	8-K	000-50626	4.3	11/15/24
4.20	Form of Pre-Funded Warrant	8-K	000-50626	4.1	01/06/25
5.1**	Opinion of Rimon, P.C.
10.1†	Amended and Restated 2006 Equity Incentive Plan	8-K	000-50626	10.1	05/24/12
10.2†	2015 Equity Incentive Plan	8-K	000-50626	10.1	05/22/15
10.3†	Amended and Restated 2018 Equity Incentive Plan	8-K	000-50626	10.1	06/14/23

II-2

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.4#	Clinical Collaboration Agreement by and between Cyclacel Pharmaceuticals, Inc. and the University of Texas M.D. Anderson Cancer Center dated as of August 21, 2018	10-Q	000-50626	10.1	11/13/18
10.5	Cyclacel Pharmaceuticals, Inc. 2020 Inducement Equity Incentive Plan	8-K	000-50626	10.1	11/12/20
10.6	Form of Stock Option Grant Notice and Stock Option Agreement under the Cyclacel Pharmaceuticals, Inc. 2020 Inducement Equity Incentive Plan	8-K	000-50626	10.2	11/12/20
10.7	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Spiro Rombotis	8-K	000-50626	10.1	05/04/23
10.8	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Paul McBarron	8-K	000-50626	10.2	05/04/23
10.9	Form of Indemnification Agreement for directors	10-K/A	000-50626	10.16	11/29/23
10.10	Placement Agency Agreement by and between Cyclacel Pharmaceuticals, Inc. and Ladenburg Thalmann & Co. Inc., dated December 21, 2023	8-K	000-50626	10.1	12/26/23
10.11	Securities Purchase Agreement by and between Cyclacel Pharmaceuticals, Inc. and the Purchasers, dated December 21, 2023	8-K	000-50626	10.2	12/26/23
10.12	Securities Purchase Agreement by and between Cyclacel Pharmaceuticals, Inc. and Spiro Rombotis and Paul McBarron, dated December 21, 2023	8-K	000-50626	10.3	12/26/23
10.13	Securities Purchase Agreement, dated as of April 30, 2024, between the Company and the purchaser named therein	8-K	000-50626	10.1	05/02/24
10.14	Form of Registration Rights Agreement, dated as of April 30, 2024, between the Company and the purchaser named therein	8-K	000-50626	10.2	05/02/24
10.15	Warrant Exercise and Reload Agreement, dated November 13, 2024	8-K	000-50626	10.1	11/15/24
10.16	Securities Purchase Agreement, dated as of January 2, 2025, by and between the Company and David Lazar	8-K	000-50626	10.1	01/06/25
10.17	Form of Director Settlement Agreement and Release	8-K	000-50626	10.2	01/06/25
10.18	Settlement and Release Agreement, dated as of January 2, 2025, by and between the Company and Spiro Rombotis	8-K	000-50626	10.3	01/06/25
10.19	Settlement and Release Agreement, dated as of January 2, 2025, by and between the Company and Paul McBarron	8-K	000-50626	10.4	01/06/25
10.20	Warrant Exchange Agreement, dated as of January 2, 2025, by and between the holder and the Company	8-K	000-50626	10.5	01/06/25

II-3

		Incorporated by Reference				Filed/ Furnished
Exhibit No.	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
10.21	Addendum to Securities Purchase Agreement, dated as of January 9, 2025, by and between the Company and David Lazar	8-K	000-50626	10.1	01/09/25
10.22	Securities Purchase Agreement, dated as of February 4, 2025, between the Company and David Lazar	8-K	000-50626	10.1	02/06/25
10.23	Amendment Agreement, dated as of February 4, 2025, between the Company and Armistice Capital Master Fund Ltd.	8-K	000-50626	10.2	02/06/25
10.24	Securities Purchase Agreement, dated as of February 5, 2025, between the Company and Helena Special Opportunities 1 Ltd.	8-K	000-50626	10.3	02/06/25
10.25	Lock-Up Addendum, dated February 20, 2025, by and between the Company and David Lazar	8-K	000-50626	10.1	02/24/25
10.26	Securities Purchase Agreement dated February 11, 2025 by and between David Elliot Lazar and Doris Wong Sing Ee	8-K	000-50626	10.1	02/27/25
10.27	Assignment and Assumption Agreement dated February 26, 2025 by and between David Elliot Lazar and Doris Wong Sing Ee	8-K	000-50626	10.2	02/27/25
10.28	Settlement and Release Agreement dated February 26, 2025 by and between Dr. Samuel Barker and the Company	8-K	000-50626	10.3	02/27/25
10.29	Assignment of Patent Rights Agreement dated March 10, 2025 by and between Cyclacel Pharmaceuticals, Inc., Cyclacel Limited, and with the liquidators of Cyclacel Limited	8-K	000-50626	10.1	03/14/25
21.1	Subsidiaries of Cyclacel Pharmaceuticals, Inc.	10-K	000-50626	21	03/26/14
23.1	Consent of Bush & Associates CPA LLC					*
23.2	Consent of Rimon, P.C.					(included in Exhibit 5.1)
23.3	Consent of RSM US LLP
23.4	Consent of JP Centurion
24.1	Power of Attorney					*
99.1**	Form 10-K Adjusted Financial Information for the Year Ended December 31, 2024
107**	Filing Fee Table

†	Indicates management compensatory plan, contract or arrangement.
#	Cyclacel Pharmaceuticals, Inc. has omitted certain exhibits pursuant to Item 601(a)(5) of Regulation S-K and shall furnish supplementally to the Securities and Exchange Commission copies of any of the omitted exhibits upon request by the SEC.
**	Previously filed.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia on August 21, 2025.

Cyclacel Pharmaceuticals, Inc.

By:	/s/ Datuk Dr. Doris Wong Sing Ee
Name:	Datuk Dr. Doris Wong Sing Ee
Title:	Chief Executive Officer and Executive Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Datuk Dr. Doris Wong Sing Ee	Chief Executive Officer and Executive Director	August 21, 2025
Datuk Dr. Doris Wong Sing Ee	(principal executive officer)

/s/ Kiu Cu Seng	Chief Financial Officer, Executive Director and Secretary	August 21, 2025
Kiu Cu Seng	(principal financial officer and principal accounting officer)

/s/ *	Director	August 21, 2025
Kwang Fock Chong

/s/ *	Director	August 21, 2025
Dr. Satis Waran Nair Krishnan

/s/ *	Director	August 21, 2025
Inigo Angel Laurduraj

/s/ Datuk Dr. Doris Wong Sing Ee	Attorney-in-Fact*	August 21, 2025
Datuk Dr. Doris Wong Sing Ee

II-5